FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934

 Date of Report (Date of earliest event reported): July 18, 2003

                        INNOVO GROUP INC.
       (Exact name of registrant as specified in charter)

         Delaware                   0-18926               11-2928178
(State or other jurisdiction (Commission File No.)      (IRS Employer
    of incorporation)                                Identification No.)

5900 S. Eastern Ave., Suite 124, Commerce, California       90040
(Address of principal executive offices)                  (Zip Code)

 Registrant's telephone number, including area code:
                   (323) 725-5516

                            No Change
  (Former name or former address, if changed since last filing)

Item 2.  Acquisition or Disposition of Assets

On July 17, 2003, Innovo Group Inc. (the "Company" or "IGI") through its subsidiary Innovo Azteca Apparel, Inc. ("IAA") entered into an asset purchase agreement ("APA") with Azteca Production International, Inc. ("Azteca"), Hubert Guez ("Hubert Guez")and Paul Guez ("Paul Guez"), whereby IAA acquired the Blue Concepts division (the "Division") of Azteca. The Division sells primarily denim jeans to American Eagle Outfitters, Inc. ("AEO"), a national retailer. Hubert Guez and Paul Guez are substantial stockholders of the Company, together have a controlling interst in Azteca. As of March 25, 2003, Hubert Guez and his affiliates beneficially own approximately 35% of the Company's common stock on a fully diluted basis.


Pursuant to the terms of the agreement, the purchase price to be paid by IAA for the Division is $21.8 million, subject to adjustment, as noted below. Additionally, IAA will employ the existing employees of the Division but will not assume any of the Division's or Azteca's existing liabilities. The purchase price has been funded through the issuance of a seven-year promissory note (the "Note"). The Note bears interest at a rate of 6% and requires payment of interest only during the first 24 months and then is fully amortizing over the remaining five-year period. The terms of the transaction further allow the Company, upon shareholder approval, to convert a portion of the Note into equity through the issuance of 3,125,000 shares of Company common stock valued at the greater of $4 per share or the market value of the Company's common stock at the date shareholder approval is obtained. In the event shareholder approval is obtained, the Note will be reduced to $9.3 million and the shares issued pursuant to the conversion will be subject to certain lock-up periods. In the event the market value of the Company's common stock is greater than $4.00 per share on the date of shareholder approval the purchase price.

In the event that sales of the Division fall below $70 million during the first 17 month period ("Period I") following the closing of the acquisition, or $65 million during the 12 month period ("Period II") following Period I, certain terms of the APA allow for a reduction in the purchase price through a decrease in the principal balance of the Note and/or the return of certain locked-up shares of the Company's common stock. In the event the Note is reduced during Period I and the sales of the Division in Period II are greater than $65 million, the Note shall be increased by half of the amount greater than $65 million but in no event shall the Note be increased by an amount greater than the decrease in Period I.

In the event the principal amount of the Note needs to be reduced beyond the outstanding principal balance of such Note, then an amount of the locked-up shares equal to the balance of the required reduction shall be returned to the Company. For these purposes, the locked-up shares shall be valued at $4.00 per share. Additionally, if during the 12 month period following the closing, AEO is no longer a customer of IAA, the locked-up shares will be returned to the Company, and any amount remaining on the balance of the Note will be forgiven.

If the revenues of the Division decrease to $35 million or less during Period I or Period II, IAA shall have the right to sell the purchased assets back to Azteca, and Azteca shall have the right to buy back the purchased assets for the remaining balance of the Note and any and all locked-up shares shall be returned to the Company.

As part of the transaction, IAA entered into a non-exclusive supply agreement ("Supply Agreement") with AZT International SA DE CV, a Mexico corporation and a wholly owned affiliate of Azteca, for products to be sold by the Division. In addition, IAA will pay to Sweet Sportswear, LLC, an entity owned 50% by Huber Guez and 50% by Paul Guez, an amount equal to 2.5% of IAA's revenues generated as a result of sales to AEO. While Paul Guez will not become an employee or officer of IAA, he will continue to serve as a liaison between IAA and Azteca for the purpose of facilitating the transaction of the Division from Azteca to IAA, and will continue to maintain a working relationship on a going forward basis with Azteca, its subsidiary AZT, and IAA as an interested party to these entities.


On July 18, 2003, the Company issued the press release attached hereto as Exhibit 99.1 and incporporated herein by reference announcing the acquisition of the Blue Concepts division from Azteca.


Item 5.  Other Events

On July 15, 2003, the Company's Board of Directors (the "Board") increased it size from seven to nine. The Board elected Kent A. Savage and Vincent Sanfilippo as new directors to the fill the vacancies. The addition of Savage and Sanfilippo increases the Board's non-employee directors from three to five.

Savage has most recently served as co-founder for TippingPoint Technologies, Inc., a publicly traded network securities company. Prior to that, he was co-founder, President & CEO of Netpliance, Inc, a provider of Internet services. Savage has been affiliated in senior management positions with Cisco Systems, Netspeed, Inc., Connectware, Nortel and Wang Laboratories. Recognized as an Ernst & Young Entrepreneuer-of-the-Year finalist, he received a Bachelor's degree in Business from Oklahoma State University and an MBA from Southern Methodist University.

Vincent Sanfilippo is Chief Investment Officer and a Principal of Urdang & Associates Real Estate Advisors, Inc. ("Urdang"), a real estate investment management firm whose clients include Fortune 100 corporate and public pension funds, foundations and other institutional investors. Sanfilippo has been with Urdang for the past 15 years. Sanfilippo received his B.S. degree from the University of Pennsylvania's Wharton School of Finance.

On  July  23, 2003, the Company issued the press release attached hereto  as  Exhibit  99.2 and incorporated  herein  by  reference
announcing  the  appointment  of  Kent  A.  Savage  and   Vincent
anfilippo to the Company's Board.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Item  7.   Financial  Statements,  Proforma  Financial
Information and Exhibits

     (a)  Financial statements of businesses  acquired:
It is not practicable to file the audited and un-audited financial statements at this time. Accordingly, pursuant to Item 7(a)4 of Form 8-K, Registrant will file such financial statements under cover of Form 8-
K/A as soon as practicable, but in no event later than October 1, 2003.

     (b) Pro forma financial information: It is not practicable to file this required pro forma financial information at this time. Accordingly, pursuant to
Item 7(b)2 of Form 8-K, Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but in no event later than October 1, 2003.

     (c)Exhibits

Exhibit 2.1 Asset Purchase Agreement dated July 17, 2003 by and among Innovo Azteca Apparel, Inc.,
               Azteca Production International, Inc., Hubert
               Guez  and Paul Guez

Exhibit 10.1 Supply Agreement dated July 17, 2003 by and between AZT International SA DE CV and Innovo
               Azteca Apparel, Inc.
Exhibit 99.1   Press Release dated July 18, 2003

Exhibit 99.2   Press Release dated July 22, 2003

                           SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INNOVO GROUP INC.
                                       (Registrant)

Date:  August 1, 2003
                                By: /s/ Samuel Joseph Furrow, Jr.
                                   ------------------------------
                                   Samuel Joseph Furrow, Jr.
                                   Chief Executive Officer,
                                   and Director

Exhibit Index

Exhibit No.

2.1 Asset Purchase Agreement dated July 17, 2003 by and among Innovo Azteca Apparel, Inc., Azteca Production International, Inc., Hubert Guez and Paul Guez
10.1 Supply Agreement dated July 17, 2003 by and between AZT International SA DE CV and Innovo Azteca Apparel, Inc.
99.1      Innovo Group, Inc. press release dated July 18, 2003
99.2      Innovo Group Inc.  press release dated July 23, 2003

Exhibit 2.1

                    ASSET PURCHASE AGREEMENT

                               by

                               and

                              among


                  INNOVO AZTECA APPAREL, INC.,

             AZTECA PRODUCTION INTERNATIONAL, INC.,

                           HUBERT GUEZ

                               and

                            PAUL GUEZ

                       Dated July 17, 2003


                        TABLE OF CONTENTS

                                                             Page


ARTICLE 1. DEFINITIONS,                                         1

ARTICLE 2. PURCHASE AND SALE OF ASSETS                         10
     2.1  PURCHASE AND SALE OF ASSETS                          10
     2.2  NO ASSUMED LIABILITIES                               10

ARTICLE 3. PURCHASE PRICE                                      10
     3.1  PURCHASE PRICE                                       10
     3.2  ALLOCATION OF PURCHASE PRICE                         10
     3.3  PAYMENT TERMS AND OFFSETS                            10
     3.4  PARTIAL  CONVERSION OF BUYER NOTE;  CONVERTED
          SHARES; LOCK-UPS; SHARE REGISTRATION                 11
     3.5  SALES GUARANTEE; LOSS OF ACCOUNT                     13

ARTICLE 4. CLOSING                                             16
     4.1  THE CLOSING                                          16
     4.2  DELIVERIES AT THE CLOSING                            16
     4.3  OBTAINING FURTHER CONSENTS                           17

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER             17
     5.1  ORGANIZATION OF BUYER                                17
     5.2  AUTHORITY OF BUYER; ENFORCEABILITY                   17
     5.3  NO VIOLATION                                         17
     5.4  NO FINDER                                            18
     5.5  BUYER'S FINANCIAL STATEMENTS                         18
     5.6  LITIGATION                                           18
     5.7  SOLVENCY                                             18
     5.8  REPRESENTATIONS COMPLETE                             18

ARTICLE 6. REPRESENTATIONS AND WARRANTIES CONCERNING
SELLER AND THE BUSINESS                                        19
     6.1  ENTITY STATUS                                        19
     6.2  POWER AND AUTHORITY; ENFORCEABILITY                  19
     6.3  NO VIOLATION                                         19
     6.4  BROKERS' FEES                                        20
     6.5  FINANCIAL STATEMENTS                                 20
     6.6  SUBSEQUENT EVENTS                                    20
     6.7  NO UNDISCLOSED LIABILITIES                           20
     6.8  LEGAL COMPLIANCE                                     21
     6.9  TAX MATTERS                                          21
     6.10 TITLE TO PURCHASED ASSETS                            21
     6.11 INTELLECTUAL PROPERTY                                21
     6.12 CONTRACTS                                            23
     6.13 PURCHASE COMMITMENTS                                 23
     6.14 LITIGATION                                           23
     6.15 PRODUCT WARRANTY                                     23
     6.16 EMPLOYEES                                            24
     6.17 EMPLOYEE BENEFITS                                    24
     6.18 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS            25
     6.19 CUSTOMERS AND SUPPLIERS                              25
     6.20 PERMITS                                              25
     6.21 SOLVENCY                                             26
     6.22 ACCURACY OF INFORMATION FURNISHED                    26
     6.23 REPRESENTATIONS COMPLETE                             26
     6.24 REVIEW OF BUYER AND INNOVO                           27

ARTICLE 7. PRE-CLOSING COVENANTS                               27
     7.1  GENERAL                                              27
     7.2  NOTICES AND CONSENTS                                 27
     7.3  OPERATION OF BUSINESS                                28
     7.4  PRESERVATION OF BUSINESS                             28
     7.5  FULL ACCESS                                          28
     7.6  NOTICE OF DEVELOPMENTS                               29
     7.7  EXCLUSIVITY                                          29
     7.8  CONFIDENTIALITY; PUBLICITY                           29
     7.9  CHARGES AND FEES                                     30

ARTICLE 8. ADDITIONAL COVENANTS                                30
     8.1  GENERAL                                              30
     8.2  LITIGATION SUPPORT                                   30
     8.3  TRANSITION                                           30
     8.4  CONFIDENTIALITY                                      31
     8.5  RESTRICTIVE COVENANTS                                31
     8.6  USE OF NAMES                                         32
     8.7  TAXES                                                32
     8.8  EMPLOYEES AND EMPLOYEE BENEFIT PLANS                 33
     8.9  PAYMENT OF NON-ASSUMED LIABILITIES                   35
     8.10 NO LIABILITY                                         35
     8.11 BUYER EARN OUT                                       36
     8.12 SHAREHOLDER APPOINTMENT RIGHTS                       36

ARTICLE 9. CLOSING CONDITIONS                                  37
     9.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER         37
     9.2  CONDITIONS  PRECEDENT TO OBLIGATIONS  OF  THE
          SELLER PARTIES                                       38

ARTICLE 10. TERMINATION                                        39
     10.1 TERMINATION OF AGREEMENT                             39
     10.2 EFFECT OF TERMINATION                                39

ARTICLE 11. INDEMNIFICATION                                    40
     11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES           40
     11.2 INDEMNIFICATION   PROVISIONS   FOR    BUYER'S
          BENEFIT                                              40
     11.3 INDEMNIFICATION   PROVISIONS    FOR    SELLER
          PARTIES' BENEFIT                                     41
     11.4 INDEMNIFICATION CLAIM PROCEDURES                     41
     11.5 LIMITATIONS ON INDEMNIFICATION LIABILITY             42
     11.6 SET OFF RIGHTS                                       43
     11.7 OPTION  TO  REQUIRE SELLER TO  PAY  IN  BUYER
          COMMON STOCK                                         43
     11.8 NO WAVIER OF RIGHTS OR REMEDIES                      43
     11.9 OTHER INDEMNIFICATION PROVISIONS                     44

ARTICLE 12. MISCELLANEOUS                                      44
     12.1 SCHEDULES                                            44
     12.2 ENTIRE AGREEMENT                                     44
     12.3 SUCCESSORS                                           45
     12.4 ASSIGNMENTS                                          45
     12.5 NOTICES                                              45
     12.6 SPECIFIC PERFORMANCE                                 46
     12.7 SUBMISSION TO JURISDICTION; PROCESS AGENT; NO
          JURY TRIAL                                           47
     12.8 TIME                                                 47
     12.9 COUNTERPARTS                                         47
     12.10                                               HEADINGS     48
     12.11                                          GOVERNING LAW     48
     12.12                                 AMENDMENTS AND WAIVERS     48
     12.13                                           SEVERABILITY     48
     12.14                                               EXPENSES     48
     12.15                                           CONSTRUCTION     48
     12.16                INCORPORATION OF EXHIBITS AND SCHEDULES     49
     12.17                                               REMEDIES     49
     12.18                          JOINT AND SEVERAL OBLIGATIONS     49

                            Exhibits


Exhibit A      Form of Bill of Sale and Assignment of Contract
Rights
Exhibit B      Form of Buyer Note
Exhibit C      Form of Supply Agreement
Exhibit D      Form of Seller's Officers' Certificate
Exhibit E      Form of Seller's Secretary's Certificate
Exhibit F      Form of Buyer's Officers' Certificate
Exhibit G      Form of Buyer's Secretary's Certificate

                            Schedules

Schedule 1.1   Purchased Assets
Schedule 5.3   Buyer Required Consents
Schedule 5.6   Buyer Litigation
Schedule 6.3   Seller Required Consents
Schedule 6.5   Financial Statements
Schedule 6.6   Subsequent Events
Schedule 6.12  Contracts
Schedule 6.14  Seller Litigation
Schedule 6.15  Standard Terms of Sale or Lease
Schedule 6.16(a)    Current Employees and Directors
Schedule 6.16(b)    Terminated Employees
Schedule 6.17  Employee Benefits
Schedule 6.18  Environmental Matters
Schedule 6.19  Suppliers
Schedule 6.20  Permits

                  Asset Purchase Agreement

     This Asset Purchase Agreement dated July 17, 2003 (the "Execution Date"), is by and among (i) INNOVO AZTECA APPAREL, INC., a California corporation ("Buyer"), (ii) AZTECA PRODUCTION INTERNATIONAL, INC., a California corporation ("Seller"), and (iii) Hubert Guez, an individual, and Paul Guez, an individual (each, a "Shareholder" and, collectively with Seller, the "Seller Parties").

                          RECITALS

     A.    Seller  is  engaged  through  its  Blue  Concepts
Division in the business of designing, manufacturing and wholesaling denim and other related apparel and products
(the "Business").

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets and properties used by Seller in the operation of the Business, all on the terms and subject to the conditions set forth herein.

     C. Buyer and the Seller Parties (the "Parties") intend for the sale of such assets and properties to be treated as a taxable purchase for tax purposes.

                         AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties agree as follows:

                         ARTICLE 1.
                        DEFINITIONS,

     "Action"  means  any  action, appeal,  petition,  plea,
charge,   complaint,   claim,  suit,   demand,   litigation,
arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "Active Employees" is defined in Section 8.8(a)

     "AEO" means American Eagle Outfitters, Inc.

     "Affiliate" or "Affiliated" with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by Contract or credit arrangements or otherwise.

     "Affiliated Group" means an affiliated group under Code
Section   1504(a)  or  any  similar  group   defined   under
provisions of applicable Law.

     "AGR" means Buyer's gross revenues from sales that are attributable to the Business.

     "Agreement"   means  this  Asset  Purchase   Agreement,
together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 12.12.

     "Allocation Schedule" is defined in Section 3.2.

     "Basis" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has Knowledge that forms or could form the basis for any specified consequence.

     "Best Efforts" means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person calculated immediately prior to the Closing Date.

     "Bill of Sale" means the Bill of Sale and Assignment of Contract Rights in the form of Exhibit A.

     "Breach" means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration.

     "Business"   is  defined  in  the  Recitals   to   this
Agreement.

     "Buyer" is defined in the preamble to this Agreement.

     "Buyer Financial Statements" is defined in Section 5.5.

     "Buyer Note" means the promissory note of Buyer in substantially the form of Exhibit B.

     "Calculation  Period"  means Calculation  Period  I  or
Calculation Period II, as applicable.

     "Calculation Period I" is defined in Section 3.5(a).

     "Calculation Period II" is defined in Section 3.5(b).

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" is defined in Section 4.1.

     "Closing  Date"  has the meaning specified  in  Section
4.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person;
(b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or similar rights with respect to a Person.

     "Confidential   Information"  means   any   information
concerning the businesses and affairs of either the Buyer, on the one hand, or the Business and Seller, on the other hand.

     "Consent" means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

     "Contract" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

     "Conversion Price" is defined in Section 3.4(a).

     "Converted Shares" is defined in Section 3.4(a).

     "Copyrights" means copyrights, whether registered or unregistered, in published works and unpublished works, and pending applications to register the same.

     "Disputed Note Adjustment Amount" is defined in Section
3.5(b).

     "Earn Out Amount" is defined in Section 8.11(a).

     "Earn  Out  Disputed  Amount"  is  defined  in  Section
8.11(c).

     "Earn  Out  Proposed  Amount"  is  defined  in  Section
8.11(b).

     "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Enforceable" - a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

     "Environmental, Health, and Safety Requirements" means all Orders, Contracts, Laws, and programs (including those promulgated or sponsored by industry associations, insurance companies, and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

     "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests, or other partnership/limited liability company interests , and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation.

     "ERISA"  means the Employee Retirement Income  Security
Act of 1974.

     "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with Seller within the meaning of Sections 414(b), (c), or (m) of the Code, or required to be aggregated with Seller under
Section 414(o) of the Code, or is under "common control" with Seller within the meaning of Section 4001(a)(14) of ERISA.

     "Execution Date" is defined in the preamble to this Agreement.

     "Expiration Date" means August 30, 2003.

     "Financial Statements" is defined in Section 6.5.

     "GAAP"   means   United   States   generally   accepted
accounting principles as in effect from time to time.

     "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "Hired   Active  Employees"  is  defined   in   Section
8.8(b)(i)

     "Indemnification Claim" is defined in Section 11.4(a).

     "Indemnified  Buyer  Parties"  means  Buyer   and   its
officers,    directors,   managers,    employees,    agents,
representatives,  controlling  Persons,  stockholders,   and
their Affiliates.

     "Indemnified Parties" means, individually and as a group, the Indemnified Buyer Parties and the Indemnified
Seller.

     "Indemnified  Seller" means Seller  and  its  officers,
directors,  managers,  employees,  agents,  representatives,
controlling   Persons,  and  stockholders   (including   the
Shareholders).

     "Indemnitor" means any Party having any Liability to any Indemnified Party under this Agreement.

     "Innovo"   means   Innovo  Group   Inc.,   a   Delaware
corporation.

     "Innovo  Shareholder Approval" is  defined  in  Section
3.4(a).

     "Intellectual Property" means any rights, licenses, liens, security interests, charges, encumbrances, equities, and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation, or control the publication or distribution of any Marks, Patents, Copyrights, or Trade Secrets.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means the knowledge of a Person's officers and directors as of the Execution Date and the Closing Date after due investigation. With respect to particular areas of interest, "Knowledge" will include the knowledge of such Person's employees charged with responsibility for a particular area of such Person's operations.

     "Law" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended and now and hereinafter in effect.

     "Liability" or "Liable" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

     "Lock-up Date Average" is defined in Section 3.4(c).

     "Lock-up Period" is defined in Section 3.4(b).

     "Locked-up Shares" is defined in Section 3.4(b).

     "Locked-up Shares Release Formula" means: (a) the difference between (i) 21,800,000 and (ii) the product of
(A) the difference between (1) 65,000,000 and (2) the AGR for Calculation Period II as of the end of a relevant fiscal quarter of such Calculation Period, and (B) 50%, divided by
(b) 4; and subtracting from such quotient (c) any Released Locked-up Shares determined pursuant to the Locked-up Shares Release Formula for any previous fiscal quarter.

     "Marks"  means  all fictitious business names,  trading
names,   corporate   names,  registered   and   unregistered
trademarks, service marks, and applications.

     "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, obligations, operations, business, or prospects.

     "Material Consents" is defined in Section 9.1(e).

     "Material Contracts" is defined in Section 6.12.

     "Most Recent Balance Sheet" means the unaudited balance sheet of Seller prepared as of and for the Most Recent
Balance Sheet Date.

     "Most  Recent Balance Sheet Date" is defined in Section
6.5(a).

     "Most Recent Fiscal Year" is defined in Section 6.5(a).

     "Negative Balance" is defined in Section 3.5(c).

     "Note Adjustment Amount" means the aggregate amount by which the principal balance of the Buyer Note is adjusted pursuant to Sections 3.5(a) and (b).

     "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the relevant Person and its Subsidiaries in the industry in which the relevant Person and its Subsidiaries does business.

     "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     "Parties" is defined in the preamble to this Agreement.

     "Patents"   means   all   (a)   patents   and    patent
applications, and (b) business methods, inventions, and discoveries that may be patentable.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permit"   means  any  permit,  license,   certificate,
approval,  consent, notice, waiver, franchise, registration,
filing,   accreditation,  or  other  similar   authorization
required by any Law, Governmental Body, or Contract.

     "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

     "Proposed Note Adjustment Amount" is defined in Section
3.5(b).

     "Purchased Assets" means all of the right, title and interest that Seller possesses and has the right to transfer in and to all of the following assets as used in connection with the ownership and operation of the Business: (a) all Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (b) all purchase orders for products designed, manufactured, distributed or marketed by Seller in connection with the ownership and operation of the Business; (c) all Permits and similar rights obtained from Governmental Bodies; (d) goodwill; (e) claims, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes); (f) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, manuals, quality control records and procedures, and research and development files; (g) all forms, designs, drawings, screens, patterns, photographs, film, art, artwork libraries, labels, creative materials, advertising and promotional materials, new product development materials, studies, reports, and other printed or written materials; and (h) all assets listed on Schedule 1.1; provided, however, that the Purchased Assets will not include (i) any assets possessed or owned by Seller which do not relate to the ownership or operation of the Business,
(ii) any cash or cash equivalents, checkbooks or cancelled checks, bank accounts or deposits, refunds or prepayments,
(iii) any inventory, or (iv) any of the rights of Seller under this Agreement, the other Transaction Documents, and any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the Execution Date and on or prior to the Closing Date.

     "Purchase Price" is defined in Section 3.1.

     "Qualifying Offer" means an offer of employment by Buyer to an Active Employee that would provide such Active Employee (i) an annual compensation level that is at least one hundred percent (100%) of the applicable Active
Employee's current total annual cash compensation (consisting of base salary (wages) and bonuses), (ii) benefits that are substantially similar to those provided to similarly situated employees of Buyer, and (iii) substantially similar duties and responsibilities as such Active Employee had prior to Closing.

     "Released  Locked-up  Shares"  is  defined  in  Section
3.5(f).

     "S-3 Blackout Period" means, with respect to a registration, a period, commencing on the day immediately after Innovo notifies the Seller Parties that they are required, pursuant to Section 3.4(f), to suspend offers and sales of registered Converted Shares and/or Shortage Shares, during which Innovo, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving Innovo, or the unavailability for reasons beyond Innovo's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to Innovo) that the registration and distribution of the Converted Shares and/or Shortage Shares to be covered by such registration statement, if any, would be seriously detrimental to Innovo and its shareholders, and ending on the earlier of (1) the date upon which the material non-public information commencing the S-3 Blackout Period is disclosed to the public or ceases to be material and (2) such time as Innovo notifies the Seller Parties that Innovo will no longer delay such filing of the registration statement applicable to such Converted Shares and/or Shortage Shares, recommence taking steps to make such registration statement effective or allow sales pursuant to such registration statement to resume; provided, however, that Innovo shall limit its use of S-3 Blackout Periods, in the aggregate, to one hundred twenty
(120) trading days in any 12-month period.

     "Schedules" mean the Schedules to this Agreement.

     "Security Interest" means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent and being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

     "Seller" is defined in the preamble to this Agreement.

     "Seller Parties" is defined in the preamble to this Agreement.

     "Shareholder" is defined in the preamble to this Agreement.

     "Shortage Shares" is defined in Section 3.4(c).

     "Software" means computer software or middleware.

     "Supply Agreement" means the Supply Agreement in the form of Exhibit C.

     "Subsidiary" means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and
(b) any Person other than a corporation of which at least a majority of the Equity Interest (however designated)
entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to Section 10.1 (other than Section
10.1(b)).

     "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise initiated.

     "Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, Software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

     "Transaction Documents" means this Agreement, the Buyer
Note, the Supply Agreement and the Bill of Sale.

     "Transactions" means: (a) the sale of the Purchased Assets by Seller to Buyer and Buyer's delivery of the Purchase Price therefor; (b) the execution, delivery, and performance of all of the documents, instruments, and agreements to be executed, delivered, and performed in connection herewith including each Transaction Document; and
(c) the performance by Buyer and the Seller Parties of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

     "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

     "WARN Act" is defined in Section 6.16(c).

                         ARTICLE 2.
                 PURCHASE AND SALE OF ASSETS

     2.1  Purchase and Sale of Assets

     On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Purchased Assets for the consideration specified in
ARTICLE 3 below.

     2.2  No Assumed Liabilities

     Buyer will not assume or have any responsibility with respect to any obligation or Liability of Seller.

                         ARTICLE 3.
                       PURCHASE PRICE

     3.1  Purchase Price

     The  purchase  price  for  the  Purchased  Assets  (the
"Purchase Price") will be equal to twenty-one million  eight
hundred   thousand   dollars   ($21,800,000),   subject   to
adjustment pursuant to ARTICLE 3.

     3.2  Allocation of Purchase Price

     Within 30 days following the Closing Date, Buyer will deliver to Seller a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 3.2, any other consideration paid to Seller) among the Purchased Assets. The Allocation Schedule will be reasonable and will be prepared in accordance with Section 1060 of the Code and the regulations thereunder. Seller agrees that promptly after receiving the Allocation Schedule, it will sign the Allocation Schedule and return an executed copy thereof to Buyer. Buyer and Seller each agree to file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agree to provide the other promptly with any other information required to complete IRS Form 8594.

     3.3  Payment Terms and Offsets

          (a) Subject to the terms of this Agreement, at the Closing, Buyer shall deliver to Seller a Buyer Note in the amount of twenty-one million eight hundred thousand dollars ($21,800,000).

          (b) The Buyer Note shall be payable by Buyer to Seller, shall have a 7-year term, shall bear interest at the rate of six percent (6%) per annum, and shall be payable as follows:

               (i) for the first two years of the term of the Buyer Note, accrued interest only shall be due and payable in equal monthly installments; and

               (ii) for the remaining five years of the term of the Buyer Note, the principal amount shall be fully amortized over such period, and both principal and accrued interest shall be due and payable in equal monthly installments.

          (c) Subject to Sections 3.3(d) and 11.6, Buyer shall make each payment under Section 3.3(b) on the fifteenth (15th) day of the calendar month (unless such day is a Saturday, Sunday or any other day in which banks in California are authorized or required to be closed, in which case such payment shall be due on the next business day immediately following such day) immediately following the calendar month for which such payment became due and owing. In the event that Buyer fails to make any payment when due, then interest at the rate of eighteen percent (18%) per annum shall accrue and be payable on the amount then due (from the due date until the date paid).

          (d) At the election of Seller, at any time following the expiration of the Lock-up Period (as defined below), the balance due on the Buyer Note may be reduced as an offset against monies payable by Seller or its Affiliates to Buyer for the exercise of issued and outstanding common stock warrants of Innovo that are owned by Seller or its Affiliates prior to the Closing Date; provided, however, that any such offset shall be duly authorized and evidenced by resolutions of the board of directors of Seller and/or its Affiliate(s), as the case may be, and shall be in accordance with applicable law and generally accepted accounting principles.

     3.4  Partial Conversion of Buyer Note; Converted Shares;
Lock-ups; Share Registration



          (a) As soon as reasonably practicable following the Closing Date, Innovo shall, in accordance with Nasdaq Marketplace Rule 4350(i), hold a shareholder meeting for the purpose of seeking shareholder approval ("Innovo Shareholder Approval") of:

               (i) the conversion of a portion of the principal amount of the Buyer Note into 3,125,000 shares of the common stock of Innovo (the "Converted Shares") at a conversion price equal to the greater of (x) $4.00 and (y) the closing price on the day immediately prior to such shareholder meeting (the "Conversion Price"); provided, however, that, if such approval is obtained, then the principal amount of the Buyer Note shall be reduced by an amount equal to the product of
          (A) the Conversion Price and (B) 3,125,000; further provided, that in no event shall the principal amount of the Buyer Note be reduced below $9,300,000; and

               (ii) the issuance of additional Shortage Shares (as defined below), if necessary, pursuant to the provisions of
          Section 3.4(c).

     In   the  event  Innovo  Shareholder  Approval  is  not
     obtained, the existing terms and balances of the  Buyer
     Note shall remain unaffected.

          (b) In the event Innovo Shareholder Approval is obtained, the Converted Shares promptly shall be issued in the name of Seller and, subject to Section 3.5(f) below, shall be non-transferable (the "Locked-up Shares") until the date that is ninety (90) days following the expiration of Calculation Period II (as defined below) (the "Lock-up Period"). During such Lock-up Period, in order to satisfy its obligation to hold the requisite number of Locked-up Shares, Seller shall have the right to substitute for Locked-up Shares other shares of the common stock of Innovo (i) then owned by Seller or (ii) acquired by Seller pursuant to warrant agreements to which Seller is then a party.

          (c) Subject to Innovo Shareholder Approval, in the event that the average trading price of Innovo's common stock for the thirty (30) days immediately preceding the expiration of the Lock-up Period (the "Lock-up Date Average") is less than $4.00, Innovo shall, within ninety (90) days of the expiration of the Lock-up Period, issue to Seller additional shares of common stock of Innovo equal to the difference of 12,500,000 divided by the Lock-up Date Average minus 3,125,000(the "Shortage Shares"), provided, however, that for the purposes of the calculation of the amount of Shortage Shares, the Lock-up Date Average used in such calculation shall be not less than $3.00, regardless of any actual Lock-up Date Average that may be lower than such amount. All adjustments contemplated by Section 3.5 shall be made prior to the calculation of Shortage Shares.

          (d) In the event the Converted Shares are issued pursuant to Section 3.4(b), Innovo shall, as soon as reasonably practicable but in no event later than twelve (12) months thereafter, use its commercially reasonable efforts (i) to file with the Securities and Exchange Commission a shelf registration statement on Form S-3 relating to the resale by Seller of all of the Converted Shares and (ii) to cause such registration statement referred to in subclause (i) to become and remain effective at least for a period ending with the first to occur of (A) the sale of all of the Converted Shares, (B) the availability of Rule 144 for Seller to immediately, freely resell without restriction all of the Converted Shares, and (C) one year following the expiration of the Lock-up Period; provided, that Innovo shall not be obligated to effect any such registration, qualification or compliance, or keep such registration effective, (1) in any particular jurisdiction in which Innovo would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction ot to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so, (2) during any S-3 Blackout Period,
     (3) or if the Converted Shares have been returned to Innovo pursuant to Section 3.5(f) or 3.5(g); further, provided, that if Innovo is obligated to register the Converted Shares and the Converted Shares have not been registered prior to the expiration of Calculation Period II, then Buyer shall pay to Seller the amount of one hundred thousand dollars ($100,000) for each successive three (3) month period thereafter until such time as Innovo registers the Converted Shares in accordance with this Section 3.4(d).

          (e) In the event that any Shortage Shares are issued pursuant to Section 3.4(c), Innovo shall, no later than one hundred twenty (120) days following such issuance, use its commercially reasonable efforts (i) to file with the Securities and Exchange Commission a shelf registration statement on Form S-3 relating to the resale by Seller of all of the Shortage Shares and (ii) to cause such registration statement referred to in subclause (i) to become and remain effective at least for a period ending with the first to occur of (A) the sale of all of the Shortage Shares, (B) the availability of Rule 144 for Seller to immediately, freely resell without restriction all of the Shortage Shares, and (C) one year following the expiration of the Lock-up Period; provided, that Innovo shall not be obligated to effect any such registration, qualification or compliance, or keep such registration effective, (1) in any particular jurisdiction in which Innovo would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so, or (2) during any S-3 Blackout Period; further, provided, that if Innovo is obligated to register the Shortage Shares and and the Shortage Shares have not been registered prior to the expiration of the period set forth above, then Buyer shall pay to Seller the amount of twenty-five thousand dollars ($25,000) for each successive three (3) month period thereafter until such time as Innovo registers the Shortage Shares in accordance with this Section 3.4(e).

          (f) In the event of a registration of Converted Shares or shortage Shares pursuant to Section 3.4(d) or (e), respectively, Innovo will immediately notify the Seller Parties at any time when a prospectus relating to such Converted Shares or Shortage Shares is required to be delivered under the Securities Act of 1933, as amended, of the happening of any event which comes to Innovo's attention if, as a result of such event, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and Innovo shall promptly prepare and furnish to the Seller Parties a supplement or amendment to such prospectus (or prepare and file appropriate reports under the
     Securities  Exchange  Act  of  1934, as  amended) so  that,   as
     thereafter delivered to the purchasers of such Converted Shares or Shortage Shares, as the case may be, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus is authorized in the event of an S-3 Blackout Period, in which case no supplement or amendment need be furnished (or Securities Exchange Act of 1934, as amended, filing made) until the termination of such S-3 Blackout Period. The Seller Parties agree that, upon receipt of any notice from Innovo of the happening of any event of the kind described in this Section 3.4(f) or of the commencement of an
     S-3  Blackout  Period, the  Seller  Parties  shall   discontinue
     disposition of Converted Shares and Shortage Shares pursuant to the registration statement(s) covering such securities until the Seller Parties' receipt of the copies of the supplemented or amended prospectus contemplated above or notice of the end of the S-3 Blackout Period, and, if so directed by Innovo, the Seller Parties shall deliver to Innovo (at Innovo's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in the Seller Parties' possession, of the prospectus covering such securities current at the time of receipt of such notice. In the event Innovo shall give any such notice, the period mentioned in Sections 3.4(d) and (e) hereof shall be extended by the greater of (i) ten business days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3.4(f) to and including the date when the Seller Parties shall have received the copies of the supplemented or amended prospectus contemplated by this Section 3.4(f).

     3.5  Sales Guarantee; Loss of Account

         (a) In the event the AGR does not equal at least $70,000,000 during the period from the Closing Date through and including December 31, 2004 ("Calculation Period I"), the principal balance of the Buyer Note shall be reduced by an amount computed as follows: (i) $70,000,000 minus the AGR for Calculation Period I, multiplied by (ii) 50%.

        (b) In the event the AGR does not equal at least $65,000,000 during the twelve (12) month period from January 1, 2005 through and including December 12, 2005 ("Calculation Period II"), the principal balance of the Buyer Note shall be reduced by an amount computed as follows: (i) $65,000,000 minus the AGR for Calculation Period II, multiplied by (ii) 50%; provided, however, if (x) the principal balance of the Buyer Note is reduced pursuant to Section 3.5(a), (y) the AGR for Calculation Period II is less than the AGR for Calculation Period I and (z) the AGR for Calculation Period II is less than $65,000,000, then the resulting principal balance of the Buyer Note shall be reduced with respect to Calculation Period II by an amount computed as follows: (A) the AGR for Calculation Period I minus the AGR for Calculation Period II, multiplied by (B) 50%.

        (c)  In the event that the principal balance  of  the  Buyer
     Note is reduced pursuant to  Section  3.5(a)  and  the AGR  for
     Calculation Period II is greater than $65,000,000, the resulting principal balance of the Buyer Note shall be increased with respect to Calculation Period II by an amount computed as follows:(i) the AGR for Calculation Period II minus $65,000,000, multipled by (ii) 50%; provided, however, that the principal balance of the Buyer Note shall not be increased by more than the amount of the decrease of the principal balance of the Buyer Note as calculated pursuant to Section 3.5(a).

          (d) Within twenty (20) days of the end of each Calculation Period Buyer will deliver to Seller a schedule setting forth in reasonable detail Buyer's calculation of the AGR for such period and the proposed reduction (or increase, as the case may be) in the principal amount of the Buyer Note (the "Proposed Note Adjustment Amount"). The Proposed Note Adjustment Amount will be subject to Seller's review. In reviewing the Proposed Note Adjustment Amount, Seller will have the right to communicate with, and to review the work papers, schedules and other documents Buyer prepared or reviewed in determining the Proposed Note Adjustment Amount for such period and thereafter will have access to all relevant books and records, all to the extent Seller reasonably requires to complete its review of Buyer's calculation of the Proposed Note Adjustment Amount. Within ten
     (10) calendar days after its receipt of Buyer's calculation of the Proposed Note Adjustment Amount, Seller will advise Buyer whether, based on such review, it has any exceptions to such calculation. Unless Seller delivers to Buyer within such ten
     (10) calendar day period a letter describing its exceptions to Buyer's calculation of the applicable Proposed Note Adjustment Amount as set forth in the schedule delivered by Buyer described in this Section 3.5(d), the Proposed Note Adjustment Amount for the applicable Calculation Period will be conclusive and binding on Buyer and Seller as the Note Adjustment Amount. If Buyer and Seller are unable to agree on the Note Adjustment Amount (the "Disputed Note Adjustment Amount"), then (A) for ten (10) days after the date Buyer receives the letter describing Seller's exceptions to Buyer's calculation of the Proposed Note Adjustment Amount, Seller and Buyer will use their Best Efforts to agree on the calculation of the Note Adjustment Amount and
     (B) lacking such agreement, the matter will be referred to an independent accounting firm acceptable to Buyer and Seller, who will determine the correct Disputed Note Adjustment Amount within fifteen (15) calendar days of such referral, which determination will be final and binding on Buyer and Seller for all purposes.

          (e) In the event the Converted Shares are issued as contemplated in Section 3. 4(a), if the application of the principal balance adjustment formulas described in Sections 3.5(a), (b) and (c) results in a reduction of the principal balance of the Buyer Note greater than the principal balance of the Buyer Note then outstanding (such amount exceeding the principal balance, the "Negative Balance"), Locked-up Shares shall be returned to the Buyer in an amount sufficient to equal the Negative Balance, provided, that for such purpose each Locked-up Share shall be valued at $4.00.

         (f) In the event (i) the Converted Shares are issued as contemplated in Section 3.4(a), (ii) the AGR for Calculation Period I is at least $70,000,000 and (iii) the AGR for Calculation Period II as of the end of any fiscal quarter during Calculation Period II is at least $35,000,000 (as determined pursuant to the unaudited financial statements of Buyer for such quarter), then that number of Locked-up Shares determined in accordance with the Locked-up Shares Release Formula (such Locked-up Shares, the "Released Locked-up Shares") shall no longer be subject to the restriction on transferability set forth in Section 3.4(b).

          (g) In the event the AGR decreases to $35,000,000 or less in either Calculation Period I or Calculation Period II, Buyer shall have the right to resell the Purchased Assets to the Seller Parties, and the Seller Parties shall have the right to repurchase the Purchased Assets from Buyer, exercisable upon written notice to the other party given within the 90-day period after the end of Calculation Period II. Upon the exercise of such rights by either party, the remaining principal balance outstanding on the Buyer Note shall be deemed forgiven and the Buyer Note cancelled without further action by either party and all outstanding Converted Shares shall be returned to Buyer.

          (h) If at any time during Calculation Period I AEO ceases to be a customer of Buyer, as determined in the reasonable judgment of the Board of Directors of Buyer, all Locked-up Shares shall be returned to the Buyer and the remaining principal balance outstanding on the Buyer Note shall be deemed forgiven and the Buyer Note shall be cancelled without further action by either party. Upon such return of Locked-up Shares and the cancellation of the Buyer Note, Buyer will, at the request of Seller, return to Seller any or all Purchased Assets.

          (i) Notwithstanding any other provision of this Section 3.5, aggregate Note Adjustment Amounts shall not be exceed $16,800,000, unless (i) AEO is no longer a customer of Buyer as contemplated in Section 3.5(h) or (ii) the Purchased Assets are resold to or repurchased by Seller as contemplated in
     Section 3.5(i).

                         ARTICLE 4.
                           CLOSING

     4.1  The Closing

     The closing of the purchase and sale of the Purchased Assets (the "Closing") will take place at the offices of Akin Gump Strauss Hauer & Feld LLP in Los Angeles, California, commencing at 10:00 a.m., local time, or any other mutually agreed upon location, on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the purchase and sale of the Purchased Assets (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and the Seller Parties may mutually determine (the "Closing Date").

     4.2  Deliveries at the Closing

     At the Closing:

          (a)  The Seller Parties will deliver to Buyer:

               (i)  The Bill of Sale, duly executed by Seller.

               (ii) The Supply Agreement, duly executed by AZT
          International.

              (iii) Such other bills of sale, assignments, and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance, and delivery of the Purchased Assets to Buyer.

               (iv) An Officers' Certificate, substantially in the form of Exhibit D, duly executed on Seller's behalf, as to whether each condition specified in Sections 9.1 (a) through 9.1(d) has been satisfied in all respects.

               (v)  A    Secretary's    certificate    for   Seller,
          substantially in the form of Exhibit E, duly executed on behalf of Seller.

          (b)  Buyer will deliver the following to Seller:

               (i) A Buyer Note in the principal amount of twenty-one million eight hundred thousand dollars ($21,800,000), duly executed by Buyer.

               (ii) The Supply Agreement, each duly executed by Buyer.

               (iii)An Officers' Certificate, substantially in the form of Exhibit F, duly executed on Buyer's behalf, as to whether each condition specified in Sections 9.2(a) through 9.2(c) has been satisfied in all respects.

               (iv) A Secretary's certificate, substantially in the form of Exhibit G, duly executed on Buyer's behalf.

     4.3  Obtaining Further Consents

     Anything    in   this   Agreement   to   the   contrary
notwithstanding, this Agreement shall not constitute an agreement to assign any of the Purchased Assets or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assign thereof, without the consent of a third Person, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer thereunder. The Seller Parties will use their Best Efforts to obtain the consent of any such Person for the assignment to Buyer of any such Contract or Permit. If such consent is not obtained prior to Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, then Buyer, its sole discretion, may elect to waive the closing condition and in such event the Seller Parties and Buyer agree to cooperate in devising and implementing a mutually satisfactory arrangement under which Buyer would obtain substantially all of the benefits from and after the Closing Date in accordance with this Agreement.

                         ARTICLE 5.
           REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller Parties that the statements contained in this ARTICLE 5 are correct and complete as of the Execution Date and will be correct and complete as of the Closing Date (as though made then and except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the Execution Date throughout this ARTICLE 5), except as set forth in the Schedules that Buyer has delivered to Seller on the Execution Date.

     5.1  Organization of Buyer

     Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California. Buyer has the requisite corporate power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or Threatened Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Buyer.

     5.2  Authority of Buyer; Enforceability

     Buyer has the relevant corporate power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions contemplated by this Agreement. Buyer has taken all action necessary to authorize the execution and delivery of each Transaction Document to which Buyer is a party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which Buyer is a party has been duly authorized, executed, and delivered by, and is enforceable against, Buyer.

     5.3  No Violation

     Except as listed on Schedule 5.3, the execution and the delivery of the Transaction Documents to which Buyer is a party by Buyer and the performance of the Transactions by Buyer will not (a) Breach any Law or Order to which Buyer is subject or any provision of Buyer's Organizational Documents; (b) Breach any Contract, Order, or Permit to which Buyer is a party or by which it is bound or to which any of the Purchased Assets are subject; or (c) require any Consent.

     5.4  No Finder


     Buyer has no Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Seller Party could become Liable.

     5.5  Buyer's Financial Statements

     Buyer has furnished or made available to Seller true and complete copies of Buyer's audited financial statements for the fiscal year ended November 30, 2002, and unaudited financial statements for the three (3) month period ended March 1, 2003 (collectively, the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly Buyer's consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the balance sheet for the Buyer's most recent fiscal year end included in the Buyer Financial Statements, Buyer has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

     5.6  Litigation

     Schedule  5.6 sets forth each instance in  which  Buyer
(a) is subject to any outstanding Order or (b) is a party, the subject of, or is Threatened to be made a party to or the subject of any Action. No Action required to be set forth in Schedule 5.6 questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change with respect to Buyer, and Buyer has no Basis to believe that any such Action may be brought or Threatened against Buyer.

     5.7  Solvency

     Buyer  is not now insolvent, nor will Buyer be rendered
insolvent  by  any  of the Transactions.   As  used  herein,
"insolvent" means that the sum of the Liabilities of Buyer exceeds the fair present value of Buyer's assets.

     5.8  Representations Complete

     Except as and to the extent set forth in this Agreement, Buyer makes no representations or warranties whatsoever (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) to the Seller Parties and hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to any Seller Party or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to such Seller Party by any director, officer, employee, agent, consultant, or representative of Buyer or Affiliate thereof).

                         ARTICLE 6.
  REPRESENTATIONS AND WARRANTIES CONCERNING SELLER AND THE
                          BUSINESS

     The Seller Parties, jointly and severally, represent and warrant to Buyer that the statements contained in this
Article 6 are correct and complete as of the Execution Date and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the Execution Date throughout this ARTICLE
6), except as set forth in the Schedules Seller has delivered to Buyer on the Execution Date.

     6.1  Entity Status

     Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California. Seller is duly authorized to conduct the Business and is in good standing under the laws of each jurisdiction where the nature or operation of the Business makes such qualification necessary. Seller has the requisite corporate power and authority necessary to own, lease and operate the Business as currently conducted and as proposed to be conducted. Seller has delivered to Buyer correct and complete copies of Seller's Organizational Documents, as amended to date. Seller is not in Breach of any provision of its Organizational Documents. There is no pending or Threatened Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Seller.

     6.2  Power and Authority; Enforceability

     Seller has the relevant corporate power and authority, and each Shareholder has the capacity and authority, necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Seller Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of its respective obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which each Seller Party is a party has been duly authorized, executed, and delivered by, and is enforceable against such Seller Party.

     6.3  No Violation

     Except as listed on Schedule 6.3, the execution and the delivery of the applicable Transaction Documents by each Seller Party and the performance of its respective obligations hereunder and thereunder, and consummation of the Transactions by each Seller Party will not (a) Breach any Law or Order to which such Seller Party is subject or any provision of the Organizational Documents of Seller; (b) Breach any Contract, Order, or Permit to which such Seller Party is a party or by which it is bound or to which any of the Purchased Assets are subject (or result in the imposition of any Encumbrance upon the Purchased Assets);
(c) require any Consent; (d) Breach any other material note, instrument, agreement, mortgage, base, license, franchise, permit or other authorization, rights, restriction or obligation to which such Seller Party is a party or any of the Purchased Assets is subject or by which such Seller Party is bound.

     6.4  Brokers' Fees

     No   Seller  Party  has  any  Liability  to   pay   any
compensation to any broker, finder, or agent with respect to the Transactions for which Buyer could become directly or indirectly Liable.

     6.5  Financial Statements

     Set forth on Schedule 6.5 are the following financial statements for the Business (collectively the "Financial
Statements"):

          (a)  Unaudited  statements  of   revenues,   direct
     expenses and identified corporate expenses before interest and taxes as of and for each of the fiscal years ended January 31, 2001, January 31, 2002, and January 31, 2003 for the Business. The fiscal year ended January 31, 2003 is referred to herein as the "Most Recent Fiscal Year."

          (b)  Unaudited balance sheet as of January 31, 2003
     (the "Most Recent Balance Sheet Date") for the Business.

          (c) The Financial Statements, which have been extracted from the books and records of Seller (which books and records are the basis for Seller's audited consolidated financial statements), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Business as of such dates and the results of operations of the Business for such periods, are correct and complete, and are consistent with the books and records of Seller. Since the Most Recent Balance Sheet Date, Seller has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

     6.6  Subsequent Events

     Except as set forth in Schedule 6.6, since the Most Recent Balance Sheet Date, Seller has operated the Business in the Ordinary Course of Business and there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Business.

     6.7  No Undisclosed Liabilities

     To any Seller Party's Knowledge, the Business has no Liability (and there is no Basis for any present or future Action or Order against the Business giving rise to any
Liability), except for (a) Liabilities quantified on the face of the Financial Statements (rather than in any notes thereto) and not heretofore paid or discharged, and (b) Liabilities which have arisen after the Most Recent Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, are not material and are of the same character and nature as the Liabilities quantified on the face of the Financial Statements (rather than any notes thereto) none of which results from or relates to any Breach of Contract, Breach of warranty, tort, infringement, or Breach of Law or arose out of any Action or Order.

     6.8  Legal Compliance

     Seller and its respective predecessors and Affiliates have conducted the Business in compliance with all applicable Laws, and no Action is pending or Threatened (and there is no Basis therefor) against them alleging any failure to so comply. No material expenditures are, or based on applicable Law, will be required of any Seller Party or Buyer for the Business to remain in compliance with applicable Law.

     6.9  Tax Matters

     There are no Liabilities for Taxes relating to the Business, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the Most Recent Balance Sheet or those incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business. Each Seller Party has duly filed when due all Tax reports and returns in connection with and in respect of the Business and the assets and employees related thereto, and has timely paid and discharged all amounts shown as due thereon. Each Seller Party has made available to Buyer accurate and complete copies of all of its Tax reports and Tax Returns relating to the Business for all periods, except those periods for which returns are not yet due. No Seller Party has received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it in respect of the Business, its assets or employees, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Body any Contract now in effect extending the period for assessment or collection of any Taxes against it in respect of the Business, its assets or employees. There are no Encumbrances for Taxes upon, or pending or Threatened against, any Purchased Asset. Seller is not subject to any Tax allocation or sharing Contract relating to the Business. Seller (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or (ii) has no Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise.

     6.10 Title to Purchased Assets

     Seller has good, marketable, and indefeasible title to all of the Purchased Assets, in each case free and clear of all Encumbrances. Upon and following the Closing, Buyer will have good, marketable, and indefeasible title to all of the Purchased Assets, in each case free and clear of all Encumbrances.

     6.11 Intellectual Property

         (a) With respect to each Trade Secret constituting Purchased Assets, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on any individual's knowledge or memory. Seller has taken all reasonable precautions to protect such Trade Secret's
     secrecy, confidentiality, and value.    No  such  Trade
     Secret is part of the public knowledge or literature or,
     to  any  Seller  Party's  Knowledge,   has  been  used,
     divulged, or appropriated either for the benefit of any third person or the detriment of the Business. No such Trade Secret required is subject to any adverse claim nor has any adverse claim been threatened with respect to any such Trade Secret and there is no basis therefore.

         (b) Seller owns or has the right to use pursuant to an Enforceable Contract all Intellectual Property necessary or desirable to operate the Business. Each item of Intellectual Property used by Seller in the operation of the Business immediately prior to the Closing will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (c) Seller has delivered to Buyer correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of Intellectual Property used by Seller in the operation of the Business. With respect to each such item of Intellectual Property:

           (i)  Seller  possesses   all  right,  title,  and
     interest in and to the item, free and clear of any Encumbrance;

           (ii) the item is not subject to  any  outstanding
     Order;

           (iii)no Action is pending or Threatened (and there is no Basis therefor) which challenges the Enforceability, use, or ownership of the item; and

           (iv) Seller has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

        (d) In respect of the Business, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any other person's
     Intellectual Property, and Seller has never received any notice alleging any such interference,infringement, misappropriation, violation or conflict (including any claim that Seller must license or refrain from using any other person's Intellectual Property). No third Person has any Intellectual Property that interferes or would be likely to interfere with Buyer's use of any of its Intellectual Property. To any Seller Party's Knowledge, Buyer will not interfere with,infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation of the Business as currently conducted and as currently proposed to be conducted. To any Seller Party's Knowledge, no other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Intellectual Property used in the operation of the Business.

(e) No former and current employees engaged in the Business have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the Business. No employee engaged in the Business has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work or her work to any person other than Seller.

     6.12 Contracts

     Each material Contract (as amended to date) related to the Business is listed in Schedule 6.12 (the "Material Contracts"). Seller has delivered to Buyer a correct and complete copy of each such contract. With respect to each such Material Contract:

               (i)  the Contract is Enforceable;

(ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;
               (iii) Seller (and, to any Seller Party's Knowledge, no counter-party) is not in Breach of such Contract, and no event has occurred that, with notice or lapse of time, would constitute a Breach under the Contract; and

               (iv) no party to the Contract has repudiated any provision of the Contract.

     6.13 Purchase Commitments

     As of the Execution Date, the aggregate of all accepted and unfulfilled orders for the sale of merchandise relating to the Business entered into by Seller is at least $4,000,000, all of which orders and commitments were made in the Ordinary Course of Business. As of the Execution Date, there are no claims against Seller to return merchandise relating to the Business by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. No ordinary purchase or outstanding lease commitment of Seller relating to the Business presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Business.

     6.14 Litigation

     Schedule 6.14 sets forth each instance in which any Seller Party (a) is subject to any outstanding Order or (b) is a party, the subject of, or is Threatened to be made a party to or the subject of any Action. No Action required to be set forth in Schedule 6.14 questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change with respect to Seller, and no Seller Party has any Basis to believe that any such Action may be brought or Threatened against any Seller Party.

     6.15 Product Warranty

     Each product manufactured, sold, leased, or delivered by Seller for the Business has been in conformity with all applicable Law, Contracts, and all express and implied warranties, and neither Seller nor the Business has any Liability (and there is no Basis for any present or future Action against Seller or the Business giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by Seller for the Business is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale or lease. Schedule
6.15 includes copies of the standard terms and conditions of sale or lease for products and services offered by the Business.

     6.16 Employees

       (a) Schedule 6.16(a) contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Seller primarily engaged in the Business, including each employee on leave of absence or layoff status: employer; name;job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since January 1, 2003; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan, or any other employee or director benefit plan.

       (b) Schedule 6.16(b) states the number of employees engaged in the Business terminated by Seller since January 1, 2003, and contains a complete and accurate list of the following information for each employee engaged in the Business who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) in the six (6) months prior to the Execution Date: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such. termination, layoff or reduction in hours; and (iii)the location to which the employee was assigned.

       (c) Seller has not violated the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Law.

       (d) To any Seller Party's Knowledge, no employee, consultant, or contractor engaged in the Business is bound by any Contract that purports to limit the ability of such employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of the Business is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Buyer to conduct the Business as heretofore carried on by Seller.

       (e) Seller is not a party to or bound by any collective bargaining Contract relating to the Business, nor has it experienced any strikes, grievances, claims
     of  unfair   labor   practices,  or  other   collective
     bargaining disputes relating  to  the Business.  Seller
     has  not  committed  any  unfair  labor   practice  (as
     determined under any Law) relating to the Business. No Seller Party has any Knowledge of any organizational effort currently being made or Threatened by or on behalf of any labor union with respect to any persons employed for the Business.

     6.17 Employee Benefits

     Schedule 6.17 lists each non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that Seller maintains for the Business or to which Seller contributes in respect of the Business. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, within six years prior to the Closing Date, by Seller or any ERISA Affiliate for the Business, (a) no withdrawal Liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal Liability has not been satisfied, (b) no Liability to the PBGC has been incurred by Seller or any ERISA Affiliate, which Liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan for the Business, such plan has been funded and maintained in compliance with all Laws applicable thereto and the requirements of such plan's governing documents.

     6.18 Environmental, Health, and Safety Matters

     Except as set forth in Schedule 6.18, (a) Seller has complied and is in compliance with all Environmental, Health, and Safety Requirements in connection with owning, using, maintaining, or operating the Business or any assets related thereto, (b) each location at which Seller operates or has operated the Business is in compliance with all Environmental, Health, and Safety Requirements, and (c) there are no pending, or any Threatened, allegations by any Person that any of the assets or properties the Business are not, or have not been, conducted in compliance with all Environmental, Health, and Safety Requirements.

     6.19 Customers and Suppliers

     Schedule 6.19 lists the Business's two (2) largest suppliers during the 12 month period ended as of the Most Recent Year End and the three (3) month period ended as of the Most Recent Balance Sheet Date. Except as set forth in
Schedule 6.19, no Seller Party has received notice of termination or an intention to terminate the relationship with the Business from AEO or any supplier.

     6.20 Permits

     Seller possesses all Permits required to be obtained for operation of the Business. Schedule 6.20 sets forth a list of all such Permits. Except as set forth in Schedule
6.20, with respect to each such Permit:

    (a) it is valid, subsisting and in full force and effect;

    (b) there are no violations of such Permit that would result in a termination of suc Permit;

    (c) no Seller Party has received notice that such Permit will not be renewed; and

    (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

     6.21 Solvency

          (a) Seller is not now insolvent, nor will Seller be rendered insolvent by any of the Transactions. As used herein, "insolvent" means that the sum of the Liabilities of Seller exceeds the fair present value of its assets.

          (b)  Immediately   after   giving   effect   to  the
     consummation of the Transactions:

               (i) Seller will be able to pay its Liabilities as they become due in the Ordinary Course of Business of Seller;

               (ii) Seller will  not have  unreasonably  small
          capital  with   which  to  conduct  its  present  or
          proposed business;

              (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and

               (iv) Taking into account all pending and Threatened Actions, final judgments against Seller in Actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such Actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller.

     6.22 Accuracy of Information Furnished

     No representation, statement, or information contained in this Agreement (including the Schedules) or any Contract or document executed in connection herewith or delivered pursuant hereto or thereto or made available or furnished to Buyer or its representatives by Seller contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. Seller has provided Buyer with correct and complete copies of all documents listed or described in the Schedules.
Notwithstanding the foregoing, (a) except as otherwise provided in Section 7.6, Buyer may only rely on the most recent version of any information Seller furnishes to Buyer that supersedes previous information provided to Buyer and
(b) subject to the next sentence, Seller will not be Liable with respect to financial projections or estimates of the Business's future performance. All projections and estimates that have been provided to Buyer at the time of creation were reasonably made in good faith based on reasonable assumptions, given the circumstances at the time such assumptions were made.

     6.23 Representations Complete

     Except as and to the extent set forth in this Agreement, no Seller Party makes any representations or warranties whatsoever (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) to Buyer and each Seller Party hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to Buyer or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of any Seller Party).

     6.24 Review of Buyer and Innovo

     Seller:

       (a) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Seller's investment in the Buyer Note contemplated hereby, and that Seller is able to bear the economic risk of such investment indefinitely.

       (b) Has (i ) had the opportunity to meet with representative officers and other representatives of Innovo, to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and
     (ii) received all materials, documents and other information that it deems necessary or advisable to evaluate the Buyer Note and the Transactions.

       (c) Has made   its   own   independent   examination,
     investigation, analysis  and  evaluation  of the  Buyer
     Note, including its own estimate of the value of the Buyer Note.

       (d) Has undertaken such due diligence as it deems adequate, including that described above.

     Nothing in Section 6.24 will preclude Seller from relying on the representations, warranties, covenants, and agreements of Buyer herein or from pursuing its remedies with respect to a Breach thereof.

                         ARTICLE 7.
                    PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the Execution Date and the earlier of the Closing and the Termination Date:

     7.1  General

     Each Party will use its Best Efforts to take all actions and do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 9).

     7.2  Notices and Consents

          (a) The Seller Parties will give any notices to third parties, and will use their respective Best Efforts to obtain any third party Consents listed on
     Schedule 6.3, or that Buyer reasonably may otherwise request in connection with the matters referred to in
     Section 6.3. The Seller Parties will give any notices to, make any filings with, and use their respective
     Best Efforts to obtain any Consents of Governmental Authorities, if any, required or reasonably deemed advisable by Buyer pursuant to any applicable Law in
     connection   with   the   Transactions   including  in
     connection with the matters referred to in Section 6.3.

        (b) Buyer will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents listed on Schedule 5.3, that Seller reasonably may otherwise request in connection with the matters referred to in Section 5.3. Buyer will give any notices to, make any filings with, and use its Best Efforts to obtain any Consents of Governmental Bodies, if any, required or reasonably deemed advisable by the Company pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in Section 5.3.

       (c) Nothing in this Section 7.2 will require that(i) Buyer or its Affiliates divest, sell, or hold separately any of its assets or properties, or (ii) Buyer, its Affiliates, or any Seller Party (the determination with respect to which Buyer will make) take any actions that could affect the normal and regular operations of Buyer, its Affiliates, or the operation of the Business after the Closing.

     7.3  Operation of Business

     Seller shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of the Business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 6.6. Subject to compliance with applicable Law, the Seller Parties will confer on a regular and frequent basis with one or more representatives of Buyer to report on operational matters and the general status of the Business and its operations and finances and will promptly provide to Buyer or its representatives copies of all filings made with any Governmental Body during such period on behalf of the Business.

     7.4  Preservation of Business

     The  Seller  Parties  will use  their  respective  Best
Efforts to keep the Business and its properties substantially intact, including its present operations, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     7.5  Full Access

     The Seller Parties will permit representatives of Buyer (including financing providers) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Business, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Business and will furnish copies of all such books, records, Contracts and documents and all financial, operating and other data, and other information as Buyer may reasonably request; provided, however, that no investigation pursuant to this Section 7.5 will affect any representations or warranties made herein or the conditions to the Parties' obligations to consummate the Transactions.

     7.6  Notice of Developments

     Seller will give prompt written notice to Buyer of any development occurring after the Execution Date which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 6. Buyer will give prompt written notice to Seller of any development occurring after the Execution Date which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 5. Except as set forth in Section 11.2(a) or Section 11.3(a), no disclosure by any Party pursuant to this Section 7.6 or otherwise will be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation, warranty, or covenant.

     7.7  Exclusivity

     No Seller Party will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Equity Interests of Seller or any portion of the assets used in the Business (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller Parties will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry, or contact.

     7.8  Confidentiality; Publicity

     Except as may be required by Law, stock exchange or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents, and representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party (including, in respect of Seller, the Business) that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of Seller (on behalf of the Seller Parties) or Buyer, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. If the Transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request. Whether or not the Closing takes place, each Seller Party waives any cause of Action arising out of the access of Buyer or its representatives to any Confidential Information of Seller or the Business. Notwithstanding the foregoing, Buyer may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires; provided, that Buyer will consult with Seller prior to releasing any such public disclosure so that the Seller may notify its employees of the Transactions. No Seller Party will, nor will it permit any of its Affiliates to, issue any press release or other public announcement related to this Agreement or the Transactions without Buyer's prior written approval.

     7.9  Charges and Fees

     The Seller Parties will, prior to the Closing, take such steps as are necessary to ensure that no sums are owed or payable by Buyer to any Person in the nature of a transfer charge or processing fee with respect to any of the Purchased Assets.

                         ARTICLE 8.
                    ADDITIONAL COVENANTS

     The Parties agree as follows:

     8.1  General

     In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take such further action (including executing and delivering such further instruments and documents) as any other Party reasonably may request, all at the requesting Party's sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 11). After the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Business.

     8.2  Litigation Support

     So   long  as  any  Party  actively  is  contesting  or
defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, each other Party will cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party or one of its Affiliates is entitled to indemnification therefor under ARTICLE 11).

     8.3  Transition

     No Seller Party will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining at least as favorable business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Each Seller Party will, and will cause its Affiliates to, refer all customer, supplier, and other inquiries relating to the Business to Buyer or an Affiliate thereof.

     8.4  Confidentiality

     Each Seller Party will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in such Seller Party's possession in each case, forever. If any Seller Party is ever requested or required (by oral question or request for information or documents in any Action) to disclose any Confidential Information, such Seller Party will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective Order or waive compliance with this Section 8.4. If, in the absence of a protective Order or the receipt of a waiver hereunder, any Seller Party, on the written advice of counsel, is compelled to disclose any Confidential Information to any Governmental Body, arbitrator, or mediator or else stand Liable for contempt, then such Seller Party may disclose the Confidential Information to the Governmental Body, arbitrator, or mediator; provided, however; that Seller Party will use its Best Efforts to obtain, at the request of Buyer, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer may designate.

     8.5  Restrictive Covenants

     To assure that Buyer will realize the benefits of the Transactions, each Seller Party hereby agrees with Buyer that such Seller Party shall not, and such Seller Party shall cause its Affiliates to not:

          (a) From the Closing Date until four (4) years after the Closing Date, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or Equity Interest holder of, or lender to, any Person or business, engage in, induce, canvass, solicit or accept any business or commercial arrangements with AEO or its Affiliates.

          (b) From the Closing Date until two (2) years after the Closing Date, directly or indirectly employ or knowingly permit any Affiliate of such Seller Party to employ or solicit for employment or other similar relationship with Seller, any employee or independent contractor of Buyer or any of its Affiliates if such Person had been employed by Seller in connection with the Business (including employed as an independent contractor) on June 11, 2003, except for any employees or independent contractors of the Business as of such date that were not hired by Buyer at any time during such two (2) year period.

Notwithstanding the foregoing, the beneficial ownership of less than 3% of the Equity Interests of any Person having a class of Equity Interest actively traded on a national securities exchange or over-the-counter market will not be deemed, in and of itself, to Breach the prohibitions of this
Section 8.5. Each Seller Party agrees and acknowledges that the restrictions in this Section 8.5 are reasonable in scope and duration and are necessary to protect Buyer after the Closing. If any Seller Party or any Affiliate thereof is found to have Breached this Section 8.5, then, in addition to all other remedies that may be available to the applicable Person, an amount of time equal to the period such Seller Party or such Affiliate was found to be in Breach of this Section 8.5 will be added to the time periods contemplated by this Section 8.5. If any provision of this
Section 8.5, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the same will in no way affect any other circumstance or the enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held not to be enforceable in accordance with its terms because of the duration of such provision, the area covered thereby, or the scope of the activities covered, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to reduce the duration, area, and/or scope of activities of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable in accordance with its terms and will be enforced. The Parties agree and acknowledge that the Breach of this Section 8.5 will cause irreparable damage to Buyer and the Business, and upon Breach of any provision of this Section 8.5, Buyer will be entitled to injunctive relief, specific performance, or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies which Buyer may have.

     8.6  Use of Names

     From and after the Closing Date Buyer and its Affiliates will have the royalty-free right to refer to the Business as "formerly "the Blue Concepts Division of Azteca Products International" "and to use such reference in advertising or in the description or name of any service or product from time to time purchased, processed, manufactured, or sold by Buyer and its Affiliates in continuation of the Business.

     8.7  Taxes

          (a) The Seller Parties will be Liable for and will pay all Taxes (whether assessed or unassessed)applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer will be Liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this
     Section 8.7(a), any period beginning before and ending after the Closing Date will be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date, except that Taxes (such as property Taxes) imposed on a periodic basis will be allocated on a daily basis.

          (b) Notwithstanding Section 8.7(a), any sales Tax, use Tax, real property transfer or gains Tax,documentary stamp Tax, or similar Tax attributable to the sale or transfer of the Purchased Assets will be paid by the Seller Parties. Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

          (c) The Seller Parties, on the one hand,and Buyer, on the other hand, will provide reimbursement for any Tax paid by one Party all or a portion of which is the responsibility of the other Party in accordance with the terms of this Section 8.7. Within a reasonable time prior to the payment of any said Tax, the Party paying such Tax will give notice to the other Party of the Tax payable and the portion which is the Liability of each Party, although failure to do so will not relieve the other Party from its Liability hereunder.

          (d) Any payments made pursuant to this Section 8.7 will be treated by Buyer and Seller as an adjustment to the Purchase Price.

          (e) The Seller Parties will promptly after the Closing prepare and file all Tax Returns and other reports required by Law, relating to the operation of the Business prior to the Closing Date.

     8.8  Employees and Employee Benefit Plans

          (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" will mean all employees employed on the Closing Date by Seller primarily for the operation of the Business and listed as "employees" on Schedule 6.16(a).

          (b)  Employment of Active Employees by Buyer.

               (i) Buyer shall make Qualifying Offers to all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective as of the Closing Date (the "Hired Active Employees"). The Seller Parties will provide Buyer with reasonable access to the Seller's facilities and personnel records (including performance appraisals, disciplinary actions, grievances, and medical records) for the purpose of preparing Qualifying Offers to the Active Employees. Effective immediately before the Closing, Seller will terminate the employment of all of its Active Employees. Seller, with respect to the Active Employees, shall timely give all notices required to be given under the WARN ACT or similar statutes or regulation of any jurisdiction relating to any plant closing or mass lay-off or as otherwise required by law. Notwithstanding any other provision contained herein, the Seller Parties, jointly and severally, agree to fully indemnify Buyer for any and all liability incurred by Buyer under the WARN Act with respect to Active Employees as a result of the transaction contemplated by this Agreement.

               (ii) For a period of ninety (90) days following the Closing Date, Buyer may not terminate the employment of any Hired Active Employee, except in the case of any such termination for cause.Following such ninety (90) day period, each Hired Active Employee shall be employed at will by Buyer as employees of Buyer (subject to any applicable probation period not prohibited by law) to occupy positions designated by Buyer and pursuant to the terms and conditions determined by Buyer in its sole discretion.

          (c)  Salaries and Benefits.

               (i)  Seller will  be  responsible  for  (A) the
          payment  of  all  wages   and   other   remuneration
          liabilities and obligations due to Active Employees with respect to their services as employees of Seller, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, (B) the payment of any termination or severance payments
          and  the  provision  of   health  plan  continuation
          coverage in accordance with the requirements of Sections 601 through 608 of ERISA, and (C) any and all payments to employees required under the WARN Act.

               (ii) Seller will be liable for any  claims made.
          or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

               (iii)Buyer assumes no obligation to continue or assume any Employee Benefit Plans, compensation arrangements or liabilities of Seller (including, but not without being limited to, any salary, bonuses, vacation, sick leave, fringe benefits, insurance plans, or pension or retirement benefits under any compensation or retirement plan or policy maintained by Seller) to any Active Employee.

          (d) Employee Benefit Plans. All Hired Active Employees who are participants in Seller's Employee Benefit Plans will retain their accrued benefits under such plans as of the Closing Date, and Seller will retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees will become fully vested in their accrued benefits under Seller's Employee Benefit Plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Neither Seller nor any ERISA Affiliate of Seller will make any transfer of any Employee Benefit Plan assets to Buyer. Seller also agrees to retain responsibility for disability payments to Active Employees on medical or disability leave at the Closing Date until such time as such Active Employee is, if ever, offered employment by Buyer, in its sole discretion, or as otherwise required under applicable law or regulation. Any Active Employee or qualified beneficiary thereof and who is covered, or who is eligible to elect to continue his or her coverage, as of or following the Closing Date, under any Employee Benefit Plan that constitutes a "group health plan," pursuant to the provision of Part 6 of Title I, Substitute B or ERISA or Section 4980B of the Code, shall be eligible to continue such coverage under the Seller's plan for the remainder of the applicable continuation coverage period and Seller shall not terminate any such plan prior to the end of the applicable coverage period. The Seller Parties, jointly and severally, agree to indemnify Buyer for all losses incurred by Buyer or Buyer's group health plan resulting from any claim for COBRA continuation coverage made by or on behalf of any Active Employee or a qualified beneficiary of such an employee under any plan maintained by Buyer or its Affiliates except to the extent that such Active Employee is a Hired Active Employee and has become an active participant in Buyer's "group health plan."

          (e)  General Employee Provisions.

               (i) Seller will provide Buyer with completed I-9 forms and attachments with respect to all Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement. The Parties intend that the Buyer qualify as a "successor employer" for purposes of receiving credit for the payment of taxes under the
          Federal  Insurance  Contribution  Act  and   Federal
          Unemployment Tax Act by Seller  with respect to  the
          Hired  Active  Employees  within  the   meaning   of
          Section 3121 and 3306 of the Code. Accordingly, the Parties shall cooperate with each other to effectuate the foregoing.

               (ii) Buyer will not have any Liability or obligation, whether to Active Employees, former employees, their beneficiaries or any other Person, with respect to any Employee Benefit Plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

     8.9  Payment of Non-Assumed Liabilities

     In addition to payment of Taxes pursuant to Section 8.7, the Seller Parties will pay, or make adequate provision for the payment, in full of all Liabilities of Seller relating to the Business as of the Closing Date. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Purchased Assets or conduct of the Business, Buyer may, at any time after the Closing, elect to pay any or all of such Liabilities directly (but will have no obligation to do so) and treat such payment as damages under this Agreement so that Buyer will be entitled to exercise the remedies available to it under ARTICLE 11 of this Agreement (without regard to the limitations in Section 11.5).

     8.10 No Liability

     The   Seller  Parties,  jointly  and  severally,  shall
protect and indemnify Buyer from and Buyer shall not assume, acquiesce, accede to or otherwise become Liable for or with respect to, any Liabilities or obligations of any kind or nature of Seller or of the Business which exist as of the Closing Date or arise from, accrue by reason of, or relate in any material way to, any Contract, account, event or occurrence before the Closing Date. Without limiting the generality of the foregoing, Buyer shall have no Liability of any kind with respect to returns, warranty claims, charge-backs product liability claims or other adjustments, charges or claims with respect to goods or services sold or delivered by Seller or the Business before the Closing Date.

     8.11 Buyer Earn Out

          (a) Following the Closing, until the earlier of (i) such time as AEO is no longer purchasing apparel products from Buyer and (ii) such time as Buyer has resold the Purchased Assets to the Seller Parties pursuant to Section 3.5(d),
     Buyer will pay to Sweet Sportswear on a quarterly basis, as additional consideration for the Purchased Assets, an amount equal to two and one half percent (2.5%) of the AGR derived solely from sales to AEO (the "Earn Out Amount"). That portion of the Earn Out Amount that is due will be paid in cash.

(b) Within forty-five (45) business days of the end of each quarter, Buyer will deliver to Seller a schedule setting forth in reasonable detail Buyer's calculation of the Earn
Out Amount for such period (the "Earn Out Proposed Amount").
The Earn Out Proposed Amount will be subject to Seller's review. In reviewing the Earn Out Proposed Amount, Seller will have the right to communicate with, and to review the work papers, schedules, memoranda and other documents Buyer prepared or reviewed in determining the Earn Out Proposed
Amount for such period and thereafter will have access to all relevant books and records, all to the extent Seller reasonably requires to complete its review of Buyer's calculation of the Earn Out Proposed Amount. Within ten
(10) business days after its receipt of Buyer's calculation of the Earn Out Proposed Amount, Seller will advise Buyer whether, based on such review, it has any exceptions to such calculation. Unless Seller delivers to Buyer within such ten (10) business day period a letter describing its exceptions to Buyer's calculation of the applicable Earn Out
Amount as set forth in the schedule delivered by Buyer described in this Section 8.11(b), the Earn Out Proposed
Amount for the applicable quarter will be conclusive and binding on Buyer and Seller as the Earn Out Amount. If
Seller delivers such letter, the Parties will follow the procedures for resolution of disputes set forth in Section
8.11(c).
          (c) If Buyer and Seller are unable to agree on the Earn Out Amount (the "Earn Out Disputed Amount"), then (i) for ten
     (10) days after the date Buyer receives the letter describing Seller's exceptions to Buyer's calculation of the Proposed Earn Out Amount, Seller and Buyer will use their
     Best Efforts to agree on the calculation of the Earn Out
     Amount and (ii) lacking such agreement, the matter will be referred to an independent accounting firm acceptable to Buyer and Seller, who will determine the correct Earn Out
     Disputed Amount within fifteen (15) days of such referral, which determination will be final and binding on Buyer and Seller for all purposes.

          (d) Within two (2) business days of the determination of the applicable Earn Out Amount under this Section 8.11,
     Buyer will pay to Sweet Sportswear an amount equal to such amount.

     8.12 Shareholder Appointment Rights

     During the period following the Closing Date until the expiration of Calculation Period II, in the event that Samuel J. Furrow, Jr., for any reason, shall no longer serve as Chief Executive Officer or Chairman of Innovo, or in any similar executive capacity, the Shareholders shall have the right to appoint a general manager for the operation of the Business, which general manager must be reasonably acceptable to Buyer in its sole discretion.

     ARTICLE 9.

                     CLOSING CONDITIONS

     9.1  Conditions Precedent to Obligations of Buyer

     Buyer's obligation to consummate the purchase of the Purchased Assets and the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to Buyer in connection with the Transactions contemplated hereby will be deemed waived by any of the following actions or inactions by or on behalf of Buyer (regardless of whether any Seller Party is given notice of any such matter): (i) consummation by Buyer of the Transactions, (ii) any inspection or investigation, if any, of the Purchased Assets, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to the Purchased Assets or the Business, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 6 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality as reflected under GAAP in the representations in Section 6.5 related to the Financial Statements, with respect to which, in each such case, such representations and warranties must have been accurate and complete) as of the Execution Date, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality as reflected under GAAP in the representations in Section 6.5 related to the Financial Statements, with respect to which, in each such case, such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date, without giving effect to any supplements to the Schedules.

(b) Compliance with Obligations. Each Seller Party must have performed and complied with all of its respective covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate).

          (c) No Material Adverse Change or Destruction of Property. Since June 11, 2003, there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Purchased Assets or the Business (including as proposed to be conducted).
     Without limiting the foregoing, (i) there must have been no Material Adverse Change to the Purchased Assets or the
     Business (including as proposed to be conducted), (ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which could reasonably be expected to cause a Material Adverse Change to the Purchased Assets or the Business (including as proposed to be conducted), and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which event could reasonably be expected to have a Material Adverse Effect on the Purchased Assets or the Business (including as proposed to be conducted).

          (d) No Adverse Litigation. There must not be pending or Threatened any Action by or before any Governmental Body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect damages arising out of the Transactions, or which, in the judgment of Buyer, makes it inadvisable to proceed with the Transactions.

(e) Consents. Seller and Buyer must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of Seller from any Person
(i) from whom such Consent is required, including under any Contract listed or required to be listed in Schedules 6.11, 6.12, and 6.17 or any Law, or (ii) who, as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law (the "Material Consents").

          (f) Release of Encumbrances. There must have been received by Seller and Buyer releases of all Encumbrances on the Purchased Assets.

(g) Buyer Approvals. Buyer and Innovo must have received all necessary corporate and shareholder approvals for Buyer's entering into the Transactions.

     9.2  Conditions Precedent to Obligations of the Seller
Parties

     The Seller Parties' obligation to consummate the sale of the Purchase Assets and the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to a Seller Party in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of such Seller Party (regardless of whether Buyer is given notice of any such matter): (i) consummation by the Seller Parties of the Transactions, (ii) any inspection or investigation, if any, of Buyer, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to Buyer, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 5 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Execution Date, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date.

          (b) Compliance with Obligations. Buyer must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate).

          (c) No Order or Injunction. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

                         ARTICLE 10.
                         TERMINATION

     10.1 Termination of Agreement

     The Parties may terminate this Agreement as provided below:

          (a) Buyer and Seller may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

(b) Buyer or Seller may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, provided that the Party delivering such notice will not have caused such failure to close (and, if the Party delivering such notice is Seller, no Shareholder will have caused such failure to close).

          (c) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if any Seller Party has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and
     Section 6.5, in which case such termination rights will arise upon any Breach).

          (d) Seller may terminate this Agreement by giving notice to Buyer at any time prior to the Closing if Buyer has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any Breach).

          (e) Buyer may terminate this Agreement by giving notice to Seller on or before the Expiration Date if Buyer is not satisfied in its sole discretion with the results of, and its due diligence investigations with respect to, the operations, affairs, prospects, properties, assets, existing and potential Liabilities, obligations, profits or condition (financial or otherwise) of the Business and the Purchased Assets.

     10.2 Effect of Termination

          (a)  Except for the obligations under Section 7.8, this
     ARTICLE 10 and ARTICLE 12, if this Agreement is terminated under Section 10.1, then, except as provided in this Section 10.2, all further obligations of the Parties under this Agreement will terminate.

          (b)  If Buyer or Seller terminate this Agreement pursuant to
     Section 10.1(c) or 10.1(d), as the case may be, then the rights of the non-breaching Party to pursue all legal remedies for damages such Party suffer will survive such termination unimpaired and no election of remedies will have been deemed to have been made.

                         ARTICLE 11.
                       INDEMNIFICATION

     11.1 Survival of Representations and Warranties

          (a) Each representation and warranty of the Seller Parties contained in ARTICLE 6 and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for three (3) years thereafter, except (i) the representations and warranties set forth in Sections 6.4, 6.5, 6.17, and 6.18, which will survive the Closing and continue in full force and effect until the applicable statute of limitations expires (or for three (3) years if there is no applicable statute of limitations) and (ii) the representations and warranties set forth in Sections 6.1 and 6.2, which will survive the Closing and will continue in full force and effect forever.

(b)  Each representation and warranty of Buyer contained in
ARTICLE 5 and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for three (3) years thereafter, except the representations and warranties set forth in Sections 6.1 and 6.2, which will survive the Closing and will continue in full force and effect forever.
(c) Each other provision in this Agreement or any certificate or document delivered pursuant hereto will survive for the relevant statute of limitations period, unless a different period is expressly contemplated herein or thereby.

     11.2 Indemnification Provisions for Buyer's Benefit

     The   Seller  Parties,  jointly  and  severally,   will
indemnify and hold Indemnified Buyer Parties harmless from and pay any and all damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any one of the following:

          (a) Any Breach of any representation or warranty any Seller Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under Section 7.6 that contains an express written admission by such Seller Party that such Breach has caused a condition specified in Section 9.1 not to be satisfied.

          (b) Any Breach by any Seller Party of any covenant or obligation of Seller or the Shareholders in this Agreement.

(c) Any event arising from the operation or ownership of, or conditions occurring with respect to, the Business or any of the Purchased Assets prior to 11:59 p.m. on the Closing
Date.

     11.3 Indemnification Provisions for Seller Parties' Benefit

     Buyer  will  indemnify and hold the Indemnified  Seller
Parties harmless from and pay any and all damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

          (a) Any Breach of any representation or warranty Buyer has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules
     (delivered under Section 7.6) that contains an express written admission by Buyer that such Breach has caused a condition specified in Section 9.2 not to be satisfied.

          (b) Any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

          (c) Any event arising from the operation and ownership of, or conditions first occurring with respect to, the Business or any of the Purchased Assets after 11:59 p.m. on the Closing Date.

     11.4 Indemnification Claim Procedures

          (a) If any Action is commenced in which any Indemnified Party is a party that may give rise to a claim for indemnification against any Indemnitor (an "Indemnification Claim") then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party's failure to give such notice.

          (b) An Indemnitor will have the right to defend against an Indemnification Claim, other than a Indemnification Claim related to Taxes, with counsel of its choice reasonably satisfactory to the Indemnified Party if (i) within 15 days following the receipt of notice of the Indemnification Claim the Indemnitor notifies the Indemnified Party in writing that the Indemnitor will indemnify the Indemnified Party from and against the entirety of any damages the Indemnified Party may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, (ii) the Indemnitor provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the Indemnification Claim and pay, in cash, all damages the Indemnified Party may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, (iii) the Indemnification Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Indemnification Claim is not in the good faith judgment of the Indemnified Party likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnitor continuously conducts the defense of the Indemnification Claim actively and diligently.

          (c) So long as the Indemnitor is conducting the defense of the Indemnification Claim in accordance with Section
     11.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, (ii) the Indemnified
     Party will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of the Indemnitor (not to be withheld unreasonably), and (iii) the Indemnitor will not consent to the entry of any Order with respect to the Indemnification
     Claim without the prior written Consent of the Indemnified
     Party (not to be withheld unreasonably, provided that it will not be deemed to be unreasonable for an Indemnified
     Party to withhold its Consent (A) with respect to any finding of or admission (1) of any Breach of any Law, Order or Permit, (2) of any violation of the rights of any Person, or (3) which Indemnified Party believes could have a Material Adverse Effect on any other Actions to which the Indemnified Party or its Affiliates are party or to which Indemnified Party has a good faith belief it may become party, or (B) if any portion of such Order would not remain sealed).

          (d) In connection with any Indemnification Claim for Taxes, or if any condition in Section 11.4(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any Order with respect to an Indemnification Claim in any manner it may deem appropriate
     (and the Indemnified Party need not consult with, or obtain any Consent from, any Indemnitor in connection therewith),
     (ii) each Indemnitor will jointly and severally be obligated to reimburse the Indemnified Party promptly and periodically for the damages relating to defending against the Indemnification Claim, and (iii) each Indemnitor will remain jointly and severally Liable for any damages the Indemnified Party may suffer relating to the Indemnification Claim to the fullest extent provided in this ARTICLE 11.

          (e) Each Party hereby consents to the non-exclusive jurisdiction of any Governmental Body, arbitrator, or mediator in which an Action is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

     11.5 Limitations on Indemnification Liability

          (a) With Respect to Claims by the Indemnified Buyer Parties. The Seller Parties' aggregate Liability for money damages under this Agreement related to Breaches of the representations, warranties, and covenants herein will not exceed an amount equal to the Purchase Price as adjusted pursuant to ARTICLE 3, provided that the limitation contemplated hereby will not be applicable with respect to Breaches of Sections 6.1 and 6.2 or instances of fraud by a Seller Party.

(b)  With Respect to Claims by the Indemnified Seller
Parties. Buyer's aggregate Liability for money damages under this Agreement related to Breaches of the representations, warranties, and covenants herein will not exceed the principal amount of the Buyer Note as adjusted pursuant to ARTICLE 3, provided that the limitation contemplated hereby will not be applicable with respect to Breaches of Sections 5.1 and 5.2 or instances of fraud by Buyer.

(c) With Respect to Claims by any Indemnified Party. Any claims any Indemnified Party makes under this ARTICLE 11 will be limited as follows:

               (i) Exclusion of Certain Types of Damages. All indemnification obligations will be limited to actual damages and will exclude incidental, consequential, lost profits, indirect, punitive, or exemplary damages.

               (ii) Knowledge Qualifiers. In determining whether a representation, warranty, or covenant in this Agreement has been breached where such covenant is modified by the concept of "Knowledge," such concept will be disregarded in determining whether there has been a Breach of such representation, warranty, or covenant.

     11.6 Set Off Rights

     Buyer will have the option of setting off all or any part of any damages Buyer suffers by notifying Seller that Buyer is reducing the principal amount outstanding under the Buyer Note by the amount of such damages. This will affect the timing and amount of payments required under Buyer Note in the same manner as if Buyer had made a permitted prepayment (without premium or penalty) thereunder. Buyer's exercise, if in good faith, of its set off rights will not constitute an event of default under the Buyer Note or any related security documents.

  11.7 Option to Require Seller to Pay in Buyer Common Stock

     If any Seller Party has an obligation to pay damages to Buyer under this ARTICLE 11, Buyer may require such Seller Party to satisfy the obligation by surrendering for redemption that quantity of shares of common stock of Buyer or any Affiliate of Buyer then held by such Seller Party equal in value to the damages. For purposes of this Section 11.7, the value of Buyer Common Stock will be the lesser of the closing price of such common stock on the NASDAQ Stock Market's National Market as of (a) the business day immediately preceding the Closing Date, and (b) the date the amount of damages is finally determined in accordance with this Agreement. If Buyer elects to redeem stock, it will do so by providing notice to the transfer agent with respect to such common stock and providing a copy of such notice to such Seller Party. Each Seller Party hereby authorizes such transfer agent to transfer title to such common stock on Buyer's stock ledger and will hold such transfer agent harmless from and indemnify such transfer agent for any Liabilities of the transfer agent (INCLUDING LIABILITIES ARISING FROM ITS OWN NEGLIGENCE) arising as a result of such transfer. Any certificates representing such common stock issued in connection herewith will bear a legend reflecting the obligations contemplated by this Section 11.7.

     11.8 No Wavier of Rights or Remedies

     Each Indemnified Party's rights and remedies set forth in this Agreement will survive the Closing and will not be deemed waived by such Indemnified Party's consummation of the Transactions and will be effective regardless of any inspection or investigation conducted, or the awareness of any matters acquired (or capable or reasonably capable of being acquired), by or on behalf of such Indemnified Party or by its directors, officers, employees, or representatives or at any time (regardless of whether notice of such knowledge has been given to Indemnitor), whether before or after the Execution Date or the Closing Date with respect to any circumstances constituting a condition under this Agreement, unless any waiver specifically so states.

     11.9 Other Indemnification Provisions

          (a) The foregoing indemnification provisions are in addition to, and not in derogation of, any remedy at law or in equity that any Party may have with respect to the Transactions.

          (b) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

                         ARTICLE 12.
                        MISCELLANEOUS

     12.1 Schedules

          (a) The disclosures in any Schedule, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which such Schedule expressly relates and not to any other representation or warranty in this Agreement.

          (b) If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with particularity and describes the relevant facts in reasonable detail.

          (d) The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

     12.2 Entire Agreement

     This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including the letter of intent, dated June 11, 2003, between Seller and Buyer. Except as expressly contemplated by ARTICLE 11, there are no third party beneficiaries having rights under or with respect to this Agreement.

     12.3 Successors

     All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and, to the extent of any assignment permitted under Section 12.4, the assigns of Buyer.

     12.4 Assignments

     No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Seller Parties; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder), (c) make a collateral assignment of its rights hereunder to its lender(s) and (d) in connection with any sale or transfer by Buyer of all or substantially all of its assets to another Person, (i) Buyer may, by written notice to the Seller Parties, assign any or all of its rights and interests under this Agreement to such other Person; and (ii) to the extent such other Person expressly assumes by a written instrument any or all of the obligations of Buyer under this Agreement, Buyer shall be discharged and released from such obligations so assumed. In the event of an assignment or designation pursuant to clauses (a) or (b) or (d) of the prior sentence prior to the Closing Date, any documents to be delivered by any Seller Party or Buyer pursuant hereto the forms of which are attached hereto shall be appropriately modified to give effect to such assignment or designation.

     12.5 Notices

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Buyer:

          Attn:  Jay Furrow
          c/o Innovo Group, Inc.
          5900 S. Eastern Ave., Suite 104
          Commerce, CA 90040
          Tel: (323)725-5516
          Fax: (865)546-9277

          Copy to (which will not constitute
          notice):

          Akin, Gump, Strauss, Hauer & Feld,
          L.L.P.

          Attn: Paul A. Belvin, Esq.
          1333 New Hampshire Ave., N.W.
          Washington, D.C. 20036
          Tel: (202) 887-4021
          Fax: (202) 887-4288

          If to Seller:

          Attn:
          Hubert Guez
          5804 E. Slauson Ave.
          Commerce, CA 90040
          Fax: (323) 890-9677

          If to the Shareholders:

          Attn:
          Hubert Guez
          5804 E. Slauson Ave.
          Commerce, CA 90040
          Fax: (323) 890-9677

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     12.6 Specific Performance

     Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 12.7 and 12.11, in addition to any other remedy to which they may be entitled, at law or in equity.

     12.7 Submission to Jurisdiction; Process Agent; No Jury
Trial

        (a) Submission to Jurisdiction. Each Party submits to the
     jurisdiction of any state or federal court sitting in Los Angeles, California, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Nothing in this Section 12.7(a) will affect the right of any Party to bring any action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

          (b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE
     BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM
     RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Parties each acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING
     TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING
     THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE
     WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS
     OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS
     OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

          (c) Service of Process. The Parties agree that any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.5. Nothing in this Section 12.7(c) will affect any Party's right to bring any action arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted at law or in equity.

     12.8 Time

     Time is of the essence in the performance of this Agreement.

     12.9 Counterparts

     This   Agreement  may  be  executed  in  two  or   more
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     12.10     Headings

     The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     12.11     Governing Law

     This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of Law principles that may require application of any other Laws.

     12.12     Amendments and Waivers

     No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Buyer and each Seller Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     12.13     Severability

     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     12.14     Expenses

     Except as otherwise expressly provided in this Agreement, the Seller Parties, on the one hand, and the Buyer, on the other hand, will each bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

     12.15     Construction

     The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, covenant, and condition contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same or similar subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. If any condition to Closing contained herein has not been satisfied in any respect, the fact that there exists another condition relating to the same or similar subject matter (regardless of the relative levels of specificity) which has been satisfied shall not detract from or mitigate the fact that the first condition has not been satisfied.

     12.16     Incorporation of Exhibits and Schedules

     The   Exhibits,   Schedules,  and   other   attachments
identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.17     Remedies

     Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

     12.18     Joint and Several Obligations

     Notwithstanding anything to the contrary in this Agreement, the covenants and obligations of, and the representations and warranties made by or attributable to, any Seller Party pursuant to this Agreement will be deemed to be made by and attributable to each Seller Party, jointly and severally, and Buyer will have the right to pursue remedies against any one or more Seller Parties without any obligation to give notice to or to pursue all Seller Parties, or to give notice to or pursue any individual Seller Party, before pursuing any other Seller Party.

                  [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                        INNOVO AZTECA APPAREL, INC.


                        By: /s/ Samuel Joseph Furrow, Jr.
                           ------------------------------
                        Name:  Samuel Joseph Furrow, Jr.
                        Title:  Chief Executive Officer


                        AZTECA PRODUCTION INTERNATIONAL, INC.


                        By:  /s/ Hubert Guez
                           -----------------
                        Name:  Hubert Guez
                        Title:  President


                         /s/ Hubert Guez
                         ---------------
                         Hubert Guez

                         /s/ Paul Guez
                         -------------
                         Paul Guez


ACKNOWLEDGED AND AGREED:

INNOVO GROUP INC.


By /s/ Samuel Joseph Furrow, Jr.
Name:  Samuel Joseph Furrow, Jr.
Title: Chief Executive Officer


*The following Exhibits and Schedules marked "Intentionally Left Blank" have not been provided because the Company does not believe such Exhibits or Schedules contain information that would be material to an investment decision. The
Company agrees to furnish supplementally a copy of the omitted Exhibits and Schedules to the Commission upon request.


                          EXHIBIT A


   Form of Bill of Sale and Assignment of Contract Rights


       BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement dated July 17, 2003 by and among Azteca Production International, Inc., a California corporation ("Seller"), Hubert Guez, an individual, Paul Guez, an individual, and Innovo Azteca Apparel, Inc., a California corporation ("Buyer") (the "Asset Purchase Agreement"), Seller hereby unconditionally and irrevocably grants, bargains, transfers, sells, assigns, conveys, and delivers to Buyer, its successors and assigns forever, all right, title, and interest, legal or equitable, in and to the Purchased Assets (as defined in the Asset Purchase Agreement) (the "Purchased Assets").

     TO HAVE AND TO HOLD the Purchased Assets unto Buyer and its successors and assigns forever.

Undefined capitalized terms herein are defined in the Asset Purchase Agreement.

     Seller, for itself, its successors, and assigns, hereby covenants and agrees (i) to and with Buyer, to warrant and defend the grant, bargain, transfer, sale, assignment, conveyance, and delivery of the Purchased Assets to Buyer and its successors and assigns against all Persons, to the extent set forth in the Asset Purchase Agreement and (ii) that, at any time and from time to time after the date hereof, promptly upon the written request of Buyer, it will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Buyer, its successors, and assigns the Purchased Assets and title thereto and to put Buyer in possession and operating control of the Purchased Assets. To the extent that any of the Purchased Assets are not actually delivered and turned over by Seller to Buyer at the Closing, such Purchased Assets will be held in trust by Seller for Buyer and will be turned over and delivered to Buyer at any time and from time to time upon demand therefor. Buyer will maintain the sole and exclusive title thereto and all right, title, and interest therein, and Seller will have no right, title, or interest in or to any such Purchased Assets, nor will Seller have any retaining possessory or other lien thereon.

     Without limiting the foregoing, Seller hereby constitutes Buyer the true and lawful agent and attorney-in-fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

     1. To demand, receive, and collect any and all of the Purchased Assets, and to give receipts and releases for and with respect to same, or any part thereof.

     2. To institute and prosecute, in the name of Seller or otherwise, all proceedings, at law, in equity, or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or enforce any claim or right of any kind included in the Purchased Assets.

     3. To do all things legally permissible or required, or reasonably deemed by Buyer to be required, to recover and collect the Purchased Assets and to use Seller's name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same.

Seller hereby declares that the foregoing powers are coupled with an interest and are irrevocable by Seller or by its dissolution or in any other manner or for any reason whatsoever. Buyer expressly does not, and should not be deemed to, assume under this instrument any liabilities, obligations, or commitments of Seller.

      The scope, nature and extent of the Purchased Assets are expressly set forth in the Asset Purchase Agreement. Nothing herein contained will itself change, amend, extend, or alter (nor should it be deemed or construed as changing, amending, extending, or altering) the terms or conditions of the Asset Purchase Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities, or obligations not otherwise created or existing under or pursuant to the Asset Purchase Agreement. Seller acknowledges and agrees that the representations, warranties, covenants, agreements, and indemnities contained in the Asset Purchase Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms of this instrument, the terms of the Asset Purchase Agreement will govern.

     Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to, any person, firm or corporation other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises, and agreements in this instrument shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

     This instrument will be binding upon Seller and its successors and assigns, and inure to the benefit of and is enforceable by Buyer and its successors and assigns.


                  [SIGNATURE PAGE FOLLOWS]

            IN  WITNESS  WHEREOF,  this  Bill  of  Sale  and
Assignment   of  Contract  Rights  is  being  executed   and
delivered by Seller as of the date first above written.

AZTECA  PRODUCTION  INTERNATIONAL, INC.

                         By:  _____________________
                         Name:  ___________________
                         Title:    ___________________

                          EXHIBIT B
                     Form of Buyer Note


                       PROMISSORY NOTE

$21,800,000.00                                    Commerce,
California
                                               July __, 2003

     FOR VALUE RECEIVED, Innovo Azteca Apparel, Inc., a California corporation ("Maker") promises to pay to the order of Azteca Productions International, Inc., a California corporation ("Noteholder"), without further demand, at such location as Noteholder may designate, the sum of Twenty-One Million Eight Hundred Thousand and no/100 Dollars ($21,800,000.00) in accordance with the following terms:
       This Promissory Note shall have a 7-year term, maturing on July __, 2010;

       The principal amount shall bear interest at the rate of six percent (6%) compounded annually;

       On the  first and second anniversary of the  date  of
          issuance of this Promissory Note, accrued interest only shall be due and payable in equal annual installments in accordance with the schedule attached hereto as Exhibit A;

       The  principal  amount of this Promissory Note  shall
          be fully amortized into five equal payments, each due and payable on the third through seventh anniversary dates of the issuance of this Promissory Note, together with equal payments of accrued interest, in accordance with the schedule attached hereto as Exhibit A; and

       All sums due hereon are payable in lawful money of the United States.

     If any holder of this Note shall institute any action for the enforcement or collection of this Note, there shall be due from Maker all costs and expenses of such action, including, but not limited to, reasonable attorneys' fees, and said holder of this Note may take judgment for the entire amount due.
     Notwithstanding any other provision of this Note, Maker shall have the right at any time or from time to time to prepay any or all of the unpaid principal balance of this Note, any or all of the interest due pursuant to the terms of this Note, or any combination of principal and interest, without bonus, penalty or payment of unearned interest.
     The provisions and covenants contained herein shall inure to and be binding upon the successors, transferees, heirs and assigns of the parties hereto.
     Notwithstanding anything to the contrary provided above, this Promissory Note shall be subject to offsets, partial conversion, and reductions as provided in Sections 3.3(c), 3.4 and 3.5 of that certain Asset Purchase Agreement by and among Maker and Noteholder ("Asset Purchase Agreement"), dated July ____, 2003.
     This Note shall be governed by the internal laws of the State of California and the laws of the United States applicable to transactions within said State.

                                INNOVO AZTECA APPAREL, INC.


                                By:
____________________________
                                Name:
__________________________
                                Title:
_________________________

                          EXHIBIT C

                  Form of Supply Agreement

  An executed copy has been attached hereto and referenced herein as a part of this filing as Exhibit 10.1

                          EXHIBIT D
           Form of Seller's Officer's Certificate

                  Intentionally Left Blank


                          EXHIBIT E
          Form of Seller's Secretary's Certificate

                  Intentionally Left Blank


                          EXHIBIT F
            Form of Buyer's Officer's Certificate

                  Intentionally Left Blank


                          EXHIBIT G
           Form of Buyer's Secretary's Certificate

                  Intentionally Left Blank


                        SCHEDULE 1.1
                      Purchased Assets

                  Intentionally Left Blank


                        SCHEDULE 5.3
                   Buyer Required Consents

                            None


                        SCHEDULE 5.6
                      Buyer Litigation

                            None


                        SCHEDULE 6.3
                  Seller Required Consents

                            None


                        SCHEDULE 6.5
                    Financial Statements

                  Intentionally Left Blank


                        SCHEDULE 6.6
                      Subsequent Events

                            None


                        SCHEDULE 6.12
                          Contracts

                  Intentionally Left Blank


                        SCHEDULE 6.14
                      Seller Litigation

                            None

                        SCHEDULE 6.15
               Standard Terms of Sale or Lease

                  Intentionally Left Blank


                      SCHEDULE 6.16(a)
               Current Employees and Directors

                  Intentionally Left Blank


                      SCHEDULE 6.16(b)
                    Terminated Employees

                  Intentionally Left Blank


                        SCHEDULE 6.17
                      Employee Benefits

                  Intentionally Left Blank


                        SCHEDULE 6.18
                    Environmental Matters

                            None


                        SCHEDULE 6.19
                          Suppliers

                  Intentionally Left Blank


                        SCHEDULE 6.20
                           Permits

                  Intentionally Left Blank


Exhibit 10.1

                      SUPPLY AGREEMENT
     This SUPPLY AGREEMENT ("Supply Agreement"), dated as of this 17th day of July, 2003 ("Effective Date"), is made by and between AZT International SA DE CV, a Mexico corporation ("AZT") and wholly-owned subsidiary of Azteca Production International, Inc., a California corporation with its principal executive offices at 5804 East Slauson Avenue, Commerce, California 90040 ("Azteca") and Innovo Azteca Apparel, Inc., a California corporation having its principal executive office at 5900 S. Eastern Avenue, Commerce, California 90040 ("Innovo").
                          RECITALS
     A.   AZT  is,  among  other things, a  manufacturer  of
          denim-related products.
     B.   Innovo  is, among other things, a seller of denim-
          related products.
     C. Azteca and Innovo have entered into a separate Asset Purchase Agreement dated the same date as this Supply Agreement, pursuant to which Innovo has acquired from Azteca certain assets and properties formerly used by Azteca in the operation of its Blue Concepts Division.
     D.   Both  parties now desire to enter into  this  non-
          exclusive Supply Agreement whereby AZT will manufacture and supply certain products for Innovo under the terms and conditions set forth in this Supply Agreement, and Innovo will market and sell such products to its customers and the former customers of the Blue Concepts Division.

      NOW THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 13.    PRODUCTS, ORDERS AND PRICING

13.1 AZT shall manufacture and supply to Innovo the Products described in Exhibit A attached hereto (the "Products"), during the Term of this Supply Agreement ("Manufacturing Services"). AZT agrees that the purchase price of the Products purchased from AZT by Innovo or its affiliates shall allow Innovo an initial margin per unit of not less than 15% (i.e., the price paid to AZT shall be at least 15% less than the purchase price to be received by Innovo or its affiliates from its customers).

 13.2 All of the Products to be manufactured hereunder shall
be   made  in  accordance  with  all  applicable  laws   and
regulations.

 13.3 Placing of Subsequent Orders During the Term or any Renewal Term of this Supply Agreement, on a monthly basis, Innovo shall submit written purchase orders to AZT clearly setting forth the Products to be purchased by Innovo and requested shipping dates for the ordered Products.

ARTICLE 14.    TERM AND TERMINATION

     14.1 Term The term of this Supply Agreement shall continue from the Effective Date for a period of two (2) years
("Term").

14.2 Termination This Supply Agreement may be immediately terminated by either party upon (i) failure of the other party to comply with laws and regulations which materially affect such party's contracting rights or reputation and where such failure is not cured within thirty (30) days of receipt of written notice thereof; or (ii) any material breach of this Supply Agreement by the other party which is
not cured within thirty (30) days of receipt of written
notice thereof.
     14.3 Renewal Term This Agreement will automatically renew for consecutive two (2) year terms under the same terms and
conditions   set  forth  herein  ("Renewal   Term")   unless
terminated by either party upon delivering written notice to the other party at least ninety (90) days prior to the end of the then existing term.

ARTICLE 15. DELIVERY INNOVO SHALL PROVIDE AZT WITH REASONABLE LEAD TIME FOR ALL ORDERS FOR PURCHASE AND AZT SHALL TIMELY FULFILL ALL ORDERS FOR PURCHASES RECEIVED FROM INNOVO AND SHALL DELIVER THE PRODUCTS WHEREVER SO INSTRUCTED BY INNOVO ACCORDING TO A REASONABLE DELIVERY SCHEDULE. THE PARTIES HERETO SHALL IN GOOD FAITH NEGOTIATE SUCH DELIVERY SCHEDULE.

ARTICLE 16. QUALITY CONTROL THE QUALITY OF THE PRODUCTS, INCLUDING, AMONG OTHER THINGS, THE TECHNICAL SPECIFICATIONS IN MANUFACTURING THE PRODUCTS, SHALL MEET THE SPECIFICATIONS AND STANDARDS OF BOTH PARTIES, WHICH SPECIFICATIONS AND STANDARDS SHALL BE REASONABLY BASED ON THE HIGHEST IN THE INDUSTRY. THE PARTIES HERETO SHALL DETERMINE SUCH QUALITY IN GOOD FAITH.

ARTICLE 17.    INVOICING AND FORM OF PAYMENT
     17.1 Invoices

          (a) AZT shall invoice Innovo upon each shipment of goods made against an Innovo purchase order. Payments by Innovo will be made directly to AZT immediately upon receipt of such invoices.

          (b) If Innovo fails to pay any fees or charges when due, AZT may charge Innovo a late payment charge of one and one-half percent (1 1/2%) per month on the past due balance.

     17.2 Form of Payments Innovo shall remit payments directly to AZT in the form of cash via a wire transfer.

ARTICLE 18.    RISK OF LOSS  AZT SHALL BEAR THE RISK OF LOSS
OF, OR DAMAGE TO, THE PRODUCTS, UNTIL DELIVERY IN ACCORDANCE
WITH INSTRUCTIONS FROM INNOVO.

ARTICLE 19. INSPECTION OF THE PRODUCTS INNOVO AND ITS REPRESENTATIVES MAY, FROM TIME TO TIME, UPON REASONABLE NOTICE AND DURING REGULAR BUSINESS HOURS, INSPECT THE MANUFACTURE OF PRODUCTS AND CONDUCT RELATED QUALITY CONTROL. IN CONNECTION THEREWITH, AZT SHALL PROVIDE REASONABLE ASSISTANCE AND ACCESS TO AZT'S FACILITIES, PERSONNEL AND MATERIALS. AZT SHALL COMPLY WITH INNOVO'S REASONABLE QUALITY AND INSPECTION PROCEDURES DURING PRODUCTION AND AFTER SHIPMENT, PROVIDED, HOWEVER, THAT AMERICAN EAGLE OUTFITTERS OR OTHER PURCHASER OF THE PRODUCT(S) FROM INNOVO SHALL HAVE THE RIGHT OF FINAL DETERMINATION WITH RESPECT TO QUALITY CONTROL ISSUES.

ARTICLE 20.    MUTUAL REPRESENTATIONS AND WARRANTIES

     20.1 Each party represents and warrants to the other that it has the right and authority to enter into this Supply Agreement and to perform all of its respective obligations and undertakings herein. Each party further represents and warrants to the other that (i) the rights and privileges granted or to be granted hereunder are and will at all times
be   free  and  clear  of  any  liens,  claims,  charges  or
encumbrances; and (ii) neither party has done or omitted to do, nor will do or omit to do, any act or thing that would or might impair, encumber, or diminish the other party's full enjoyment of the rights and privileges granted and to be granted under this Supply Agreement.

     20.2 Each party represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property and to carry on its business as now being conducted.

ARTICLE 21.    CONFIDENTIAL INFORMATION

     21.1 Each party acknowledges and agrees that it may have access to information, including, but not limited to, intellectual property, trade secrets, business information, ideas and expressions, which are proprietary to and/or embody the substantial creative efforts of the other party
("Confidential  Information").   The  parties   agree   that
Confidential Information will remain the sole and exclusive property of the disclosing party ("Disclosing Party"), and the receiving party ("Receiving Party") agrees to maintain
and   preserve  the  confidentiality  of  such  information,
including, but without limitation, taking such steps to protect and preserve the confidentiality of the Confidential
Information  as  it  takes  to  preserve  and  protect   the
confidentiality  of its own confidential  information.   All
materials and information disclosed by either party to the other will be presumed to be Confidential Information and will be so regarded by the Receiving Party unless, the Receiving Party can prove that the materials or information are not Confidential Information. For the purposes of this section:

     21.2 The parties agree that the Confidential Information will be disclosed for use by the Receiving Party only for the limited and sole purpose of carrying out the terms of this Supply Agreement.

21.3 The Receiving Party agrees not to disclose or permit any other person or entity access to the Confidential Information, except that such disclosure will be permitted to an employee, agent, representative or independent contractor of the Receiving Party requiring access to the same.
     21.4 The Receiving Party agrees (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the Disclosing Party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Supply Agreement.

     21.5 Confidential Information will exclude any information that (i) has been or is obtained by the Receiving Party from a source independent of the Disclosing Party and not receiving such information from the Disclosing Party, (ii)
is  or becomes generally available to the public other  than as a result of an unauthorized disclosure by the Disclosing Party or its personnel, or (iii) is independently developed by the Receiving Party without reliance in any way on the Confidential Information provided by the Disclosing Party;
or  (iv)  the Receiving Party is required to disclose  under
judicial   order,  regulatory  requirement,   or   statutory
requirement, provided that the Receiving Party provides written notice and an opportunity for the Disclosing Party to take any available protective action prior to such disclosure.

ARTICLE 22.    INDEMNIFICATION

     22.1 AZT's Indemnification AZT hereby agrees to indemnify, defend, and hold Innovo harmless from any claims, losses,
liabilities,   causes   of  action  and   costs   (including
reasonable attorneys' fees) arising from, or on account of, or related to any breach by AZT of its obligations, representations and warranties hereunder.

     22.2 Innovo's Indemnification Innovo hereby agrees to indemnify, defend, and hold AZT harmless from any claims, losses, liabilities, causes of action and costs (including reasonable attorneys' fees) arising from, or on account of, or related to any breach by AZT of its obligations, representations and warranties hereunder.

ARTICLE 23.    GENERAL

     23.1  Governing  Law   This Supply Agreement  shall  be
interpreted  in  accordance with the laws of  the  State  of
California, without regard to the conflicts of laws principles thereof. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Supply Agreement will exclusively be in the state or federal courts located in California.

     23.2 Entire Agreement This Supply Agreement, including the Exhibit(s) attached hereto, constitutes the entire agreement and understanding between the parties and integrates all prior discussions between them related to its subject
matter.   No  modification  of  any  of  the  terms  of  the
agreement will be valid unless in writing and signed by an authorized representative of each party.

23.3 Assignment This Supply Agreement may not be assigned by either party hereto to any other person, firm, or entity without the express written approval of the other party hereto and any attempt at assignment in violation of this section will be null and void.
23.4 Notices All legal notices required or permitted hereunder will be given in writing addressed to the respective parties as set forth below and will either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally recognized private express courier, and will be deemed to have been given on the date of receipt if delivered personally, or three (3) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:
          AZT                           Innovo
   AZT   International        Innovo Azteca Apparel, Inc.
 5804  E. Slauson Ave.          c/o Innovo  Group, Inc.
 Commerce, CA, 90040             5900 S.Eastern Avenue
Attn:   Hubert  Guez                    Suite 104
                                     Commerce, CA  90040
                                      Attn: Jay Furrow

     23.5 Rights to Injunctive Relief Both parties acknowledge that remedies at law may be inadequate to provide full compensation in the event of a material breach relating to either party's obligations, representations, and warranties hereunder, and the non-breaching party will therefore be entitled to seek injunctive relief in the event of any such material breach.

     23.6 Force Majeure No party will be liable for, or will be considered to be in breach of or default under this Supply Agreement on account of, any delay or failure to perform as required by this Supply Agreement as a result of any causes or conditions that are beyond such party's reasonable control (such as war, riot, insurrection, rebellion, strike, lockout, unavoidable casualty, or damage to personnel, material or equipment, fire, flood, storm, earthquake, tornado, or any act of God) and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the event. However, if a force majeure event prevents a party's performance of a material covenant set forth herein, the other party can immediately terminate this Supply Agreement.

23.7 Waiver The waiver, express or implied, by either party of any breach of this Supply Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

23.8 Headings The headings to the Sections and Exhibits of this Supply Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

23.9 Independent Contractors The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Supply Agreement will be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

23.10 Severability In the event any provision of this Supply Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and the other provisions of this Supply
Agreement will remain in full force and effect.

23.11 Counterparts This Supply Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Supply Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Supply Agreement to one another as soon as practicable following execution thereof.

23.12 Cooperation in Drafting All parties have cooperated in the drafting and preparation of this Supply
Agreement, and it will not be construed more favorably for or against any party.


23.13 Attorney's Fees Should either party hereto initiate a legal or administrative action or arbitration proceeding (an "Action") to enforce any of the terms or conditions of this Supply Agreement, the prevailing party (as determined by the court, arbitrator or other fact-finder) will be entitled to recover from the losing party all reasonable costs of the Action, including without limitation attorneys' fees and costs.

      IN WITNESS WHEREOF, the parties have executed this Supply Agreement as of the Effective Date.

                         AZTECA INTERNATIONAL, SA DE CV

                         By:  /s/ Hubert Guez
                            -----------------
                         Name:  Hubert Guez
                         Title:  President


                         INNOVO AZTECA APPAREL, INC.

                         By:  /s/ Samuel Joseph Furrow, Jr.
                            -------------------------------
                         Name:  Samuel Joseph Furrow, Jr.
                         Title:  CEO

               (Exhibit A to Supply Agreement
                  Intentionally Left Blank)


Exhibit 99.1

                    FOR IMMEDIATE RELEASE

Innovo Group Acquires Azteca Productions International's
Blue Concepts Division

LOS ANGELES, July 18, 2003 -- Innovo Group Inc. (NASDAQ:
INNO), a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets, announced today that its wholly owned subsidiary, Innovo Azteca
Apparel, Inc. ("IAA") has completed the acquisition of the Blue Concepts division ("Blue Concepts") of Azteca
Productions International, Inc. ("Azteca").

Azteca's Blue Concepts division, which sells primarily denim jeans to American Eagle Outfitters, Inc. ("AEO"), had revenues of approximately $75 million for the fiscal year ending January 2003.

Pursuant to the terms of the agreement, IAA has purchased certain assets of Blue Concepts for $21.8 million.
Additionally, IAA will employ the existing employees of Blue
Concepts but will not assume any of Blue Concept's or Azteca's existing liabilities.

The purchase price has been funded through the issuance of a seven-year promissory note (the "Note"). The Note bears an interest rate of 6% and is an interest only note during the first 24 months and then is fully amortizing over the remaining five-year period.

"The addition of Blue Concepts will complement our existing private label business extremely well and we look forward to capitalizing on the existing operations and expertise within Blue Concepts. The acquisition will significantly increase the revenues of the Company and we believe it will also greatly increase the overall financial strength of the Company," said Innovo Group CEO Jay Furrow.

After the transaction is completed, the Company will as soon as reasonably possible call a shareholder meeting at which the Company's shareholders shall vote upon the conversion of a portion of the Note into equity through the issuance of 3,125,000 shares of Company common stock valued at the greater of $4 per share or the market value of the Company's common stock at the date shareholder approval is obtained.

In the event shareholder approval is obtained, the Note will be reduced to $9.3 million and the shares issued pursuant to the conversion will be non-transferable and "locked up" during Period I (defined below) and locked up during Period II (defined below) in such quantities necessary to protect the Company against any revenue shortfalls by Innovo Blue Concepts ("IBC") during Period II as discussed in more detail below (the "Locked Up Shares").

In the event that the sales by the newly formed IBC division fall below $70 million during the first 17 month period ("Period I") following the closing of the acquisition or $65 million during the 12 month period ("Period II") following Period I, the Company has negotiated certain provisions which will allow for a reduction in the purchase price through a decrease in the principal balance of the Note and/or the return of Locked Up Shares. In the event the Note is reduced during Period I and the sales of IBC in Period II are greater than $65 million, the Note shall be increased by half of the amount greater that $65 million but in no event shall the Note be increased by an amount greater than the decrease in Period I.

In the event the principal amount of the Note needs to be reduced beyond the outstanding principal balance of such Note, then an amount of the Locked Up Shares equal to the balance of the required reduction shall be returned to the Company. For these purposes, the Locked Up Shares shall be valued at $4.00 per share. Additionally, if during the 12 month period following the closing, AEO is no longer a customer of IAA, the Locked Up Shares will be returned to the Company, and any amount remaining on the balance of the Note will be forgiven.

If the revenues of IBC decrease to $35 million or less during Period I or Period II, IAA shall have the right to sell the purchased assets back to Azteca, and Azteca shall have the right to buy back the purchased assets for the remaining balance of the Note and any and all Locked Up
Shares shall be returned to the Company.

As part of the transaction, IAA has entered into a non-exclusive supply agreement with an affiliate of Azteca for products to be sold by IBC. In addition, IAA will pay to Sweet Sportswear, LLC, an Azteca affiliate, an amount equal to 2.5% of IAA's revenues generated as a result of sales to AEO.

Exhibit 99.2

Innovo Group's Board of Directors Elects Two New Members

LOS ANGELES, Jul 23, 2003 /PRNewswire-FirstCall via COMTEX/ -- Innovo Group Inc. (Nasdaq: INNO), a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets, announced today that its Board of Directors has elected two new members to its ranks.

The addition of Kent A. Savage and Vincent Sanfilippo increases the Board's size to nine members, five of them outsiders, with the other four members representing the senior management of Innovo Group.

Kent A. Savage has nearly 20 years of entrepreneurial experience in the information technology, communications and networking industry, most recently serving as co-founder for TippingPoint Technologies, Inc., a publicly traded network securities company. Prior to that, he was co-founder, President & CEO of Netpliance, Inc, a pioneering provider of Internet services. During his tenure, Netpliance, Inc. achieved a leading market position, raised more than $235 million in capital, and took the company public in an IPO at a market cap of $1.2 billion.

Earlier, Savage was affiliated in senior management positions with Cisco Systems, Netspeed, Inc, Connectware, Nortel and Wang Laboratories. Recognized as an Ernst & Young Entrepreneuer-of-the-Year finalist, he received his Bachelors in Business and MBA from Oklahoma State University and Southern Methodist University, respectively. Savage and his family reside in Austin, Texas.

Vincent Sanfilippo is Chief Investment Officer and a Principal of Urdang & Associates Real Estate Advisors, Inc. Urdang & Associates is a real estate investment management firm whose clients include Fortune 100 corporate and public pension funds, foundations and other institutional investors. The Company's portfolio of real estate investments is currently valued at approximately $2 billion, and Sanfilippo has been responsible for originating or overseeing the acquisition of approximately $3 billion of real estate assets during his 15 years at the Company.
The recipient of a B.S. degree from the University of Pennsylvania's Wharton School of Finance, Sanfilippo and his family reside in the Philadelphia area.

"We are extremely fortunate to have both Kent and Vince join our Board," said Innovo Group CEO Jay Furrow. "Their collective experience will lend much guidance to our company as we seek to move forward aggressively both in growing the company and maximizing shareholder value."